  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998

                                              REGISTRATION NO. 333-28861
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ____________________
                               Amendment No. 8 to
                                   Form SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ____________________

                             MIRAGE HOLDINGS, INC.
                 (Name of small business issuer in its charter)

          NEVADA                                       2335                            95-4627685
(State or other jurisdiction of        (Primary Standard Industrial        (I.R.S. Employer Identification No.)
incorporation or organization)          Classification Code Number)
                                     ----------------------------------

       18638 Pioneer Boulevard                                                 18638 Pioneer Boulevard
       Artesia, CA 90701                                                       Artesia, CA 90701
       (562) 860-5556                                                          (562) 860-5556
       (Address and telephone number of                                        (Address of principal place of business)
       principal executive office)

                             ParaCorp, Incorporated
                       318 North Carson Street, Suite 208
                             Carson City, NV 89701
                                 (888) 972-7273
           (Name, address and telephone number of agent for service)
                          ____________________________
                                   COPIES TO:

          Lawrence W. Horwitz, Esq.           Lawrence G. Nusbaum, Esq.
          Horwitz & Beam                      Gusrae, Kaplan & Bruno
          Two Venture Plaza, Suite 350        120 Wall Street
          Irvine, CA 92618                    New York, NY 10005
          (714) 453-0300                      (212) 269-1400
                              ___________________

                Approximate Date of Proposed Sale to the Public.
  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act"), please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

                        CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF SECURITIES TO BE             NUMBER OF           PROPOSED              PROPOSED           AMOUNT OF
 REGISTERED                                        SHARES OR        MAXIMUM OFFERING          MAXIMUM          REGISTRATION
                                                  WARRANTS TO BE    PRICE PER SHARE OR       AGGREGATE OFFERING    FEE
                                                   REGISTERED          WARRANT(1)           PRICE(1)(2)
----------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock, $0.001 par value                 500,000           $5.15            $2,575,000       $  780.30
----------------------------------------------------------------------------------------------------------------------------
Warrants to purchase shares of Common Stock            1,000,000           $0.10            $  100,000       $   30.30
----------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon
Exercise of Warrants                                   1,000,000           $6.00            $6,000,000       $1,818.18
----------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3)                                150,000           ------           -----------         -------
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, underlying
Underwriter's Warrants(4)                                 50,000           $6.95            $  347,500       $  105.30
----------------------------------------------------------------------------------------------------------------------------


TITLE OF EACH CLASS OF SECURITIES TO BE            NUMBER OF           PROPOSED              PROPOSED
 REGISTERED                                        SHARES OR        MAXIMUM OFFERING          MAXIMUM           AMOUNT OF
                                                 WARRANTS TO BE    PRICE PER SHARE OR    AGGREGATE OFFERING    REGISTRATION
                                                   REGISTERED          WARRANT(1)            PRICE(1)(2)           FEE
----------------------------------------------------------------------------------------------------------------------------
Warrants Issuable Upon Exercise of
Underwriter's Warrants(5)                             100,000              $0.14           $    14,000       $    4.24
----------------------------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise of
Warrants Issuable Upon Exercise of
Underwriter's Warrants(6)                             100,000              $6.60           $   660,000       $  200.00
 ----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, issued in
connection with bridge financing(7)                   524,065              $3.50           $ 1,834,228       $  555.83
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, underlying
warrants issued in connection with bridge             397,000              $0.75           $   297,750       $   90.23
financing(8)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, underlying
options issued pursuant to Employee Stock             500,000              $0.01           $     5,000       $    1.52
Option Plan(9)
----------------------------------------------------------------------------------------------------------------------------
Total                                               4,321,065                              $11,833,478       $3,585.90
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2) The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
(3) Warrants issued to Platinum Equities, Inc., the Underwriter ("Underwriter's Warrants").
(4)  Represents Common Stock issuable upon exercise of Underwriter's
     Warrants.
(5) Represents Warrants issuable upon exercise of Underwriter's Warrants pursuant to Rule 416 promulgated under the Securities Act of 1933, this Registration Statement also covers any additional Common Shares which may become issuable by reason of the antidilution provisions of the Underwriter's Warrants.
(6) Represents Common Stock issuable upon exercise of Warrants included in Underwriter's Warrants.
(7) Represents Common Stock issued in connection with bridge financing to the Company.
(8) Represents Common Stock issuable upon exercise of Warrants (the "Bridge Warrants") issued in connection with bridge financing to the Company. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional common shares which may become issuable by reason of the antidilution provisions of the Bridge Warrants. Registration fee calculated to Rule 457(g)(1).
(9)  Registration fee calculated pursuant to Rule 457(h)(1).

                             MIRAGE HOLDINGS, INC.

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulations S-B

                       Showing Location in the Prospectus
                 of Information Required by Items of Form SB-2



Form SB-2 Item Number and Caption                                                  Prospectus

1.   Forepart of Registration Statement
     and Outside Front Cover Page of Prospectus.............................       Facing Page of Registration Statement: Outside
                                                                                   Front Cover page of Prospectus
2.   Inside Front and Outside Back Cover Pages of Prospectus................       Available Information; Incorporation of Certain
                                                                                   Documents by Reference; Table of Contents
3.   Summary Information; Risk Factors......................................       Prospectus Summary; Risk Factors
4.   Use of Proceeds........................................................       Prospectus Summary; Business of the Company; Use
                                                                                   of Proceeds
5.   Determination of Offering Price........................................       Risk Factors; Underwriting
6.   Dilution...............................................................       Dilution
7.   Selling Security Holders...............................................       Selling Shareholders
8.   Plan of Distribution...................................................       Underwriting
9.   Legal Proceedings......................................................       Not Applicable
10.  Directors, Executive Officers, Promoters and Control Persons...........       Management and Principal Shareholders
11.  Security Ownership of Certain Beneficial Owners and Management.........       Management and Principal Shareholders
12.  Description of Securities to be Registered.............................       Description of Securities
13.  Interests of Named Experts and Counsel.................................       Not Applicable
14.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities.............................................       Indemnification of Directors and Officers
15.  Organization Within Last Five Years....................................       Business of the Company
16.  Description of Business................................................       Business of the Company
17.  Management's Discussion and Analysis of Plan of Operation..............       Management's Discussion and Analysis of
                                                                                   Financial Condition and Results of Operations
18.  Description of Property................................................       Business of the Company (Properties)
19.  Certain Relationships and Related Transactions.........................       Certain Transactions
20.  Market for Common Equity and Related Stockholder Matters...............       Risk Factors; Underwriting; Description of
                                                                                   Securities
21.  Executive Compensation.................................................       Total Executive Compensation
22.  Consolidated Financial Statements......................................       Consolidated Financial Statements
23.  Changes In and Disagreements With Accountants on Accounting and
     Financial Disclosure...................................................       Not Applicable

                                   PROSPECTUS
                             MIRAGE HOLDINGS, INC.
                    UP TO 500,000 SHARES OF COMMON STOCK AND
                    1,000,000 COMMON STOCK PURCHASE WARRANTS
                        MINIMUM OFFERING: 250,000 SHARES

     Mirage Holdings, Inc., a Nevada corporation ("the Company"), hereby offers for sale: (i) a minimum (the "Minimum Offering") of 250,000 shares of common stock, $0.001 par value (the "Common Stock" or the "Shares"); and (ii) a maximum (the "Maximum Offering") of 500,000 shares of Common Stock and 1,000,000 Common Stock Purchase Warrants (the "Warrants.") The Common Stock and the Warrants offered hereby (sometimes referred to as the "Securities") will be separately tradeable immediately upon issuance and MAY BE PURCHASED SEPARATELY. The Common Stock and Warrants will be sold by the Underwriters to the public at the public offering prices set forth below. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price $6.00 per share during the five year period commencing on the date of this Prospectus. See "Description of Securities."


     Additionally, 524,065 shares of Common Stock (the "Private Placement Stock") and 397,000 shares of Common Stock underlying warrants (the "Private Placement Warrants") (collectively, the "Private Placement Securities") of the Company are being registered herein and will be sold from time to time by the shareholders described herein (the "Selling Shareholders") in transactions in the national over-the-counter market or otherwise at prices prevailing at the time of sale. The Company will not receive any of the proceeds from the sale of any Private Placement Securities by the Selling Shareholders. All expenses incurred in registering the Private Placement Securities are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders. See "Selling Shareholders."

     The Private Placement Securities offered by the Selling Shareholders have been acquired by the Selling Shareholders from the Company in private transactions and are "restricted securities" under the Securities Act of 1933, as amended (the "Act"), prior to their sale hereunder. This Prospectus has been prepared for the purpose of registering the Private Placement Securities under the Act to allow for future resales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have made no arrangement with any brokerage firm for the sale of the Private Placement Securities. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the Private Placement Securities may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

     Prior to this Offering, there has been no public market for the Company's securities. The public offering prices of the Common Stock and the Warrants have been determined by negotiation between the Company and Platinum Equities, Inc., the Managing Underwriter, and are not necessarily related to the Company's asset value, net worth, results of operations, or other established criteria of value. See "Underwriting." The Company is applying for quotation of the Common Stock and Warrants on the Over-the-Counter Bulletin Board ("OTC/BB") system under the symbols "MIRG" and "MIRGW," respectively. However, there can be no assurance that an active public trading market for such securities will be developed or sustained.

                             ______________________
          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 4.
                        -----------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   Price to Public       Underwriting       Proceeds to Issuer or
                                                        Commissions(1)       Other Persons(2)(3)
------------------------------------------------------------------------------------------------
Per Share                               $     5.15            $  0.515                $    4.635
------------------------------------------------------------------------------------------------
Per Warrant                             $     0.10            $   0.01                $     0.09
------------------------------------------------------------------------------------------------
Minimum Offering(3)                     $1,287,500            $128,750                $1,158,750
(250,000 Shares)
------------------------------------------------------------------------------------------------
Maximum Offering                        $2,675,000            $267,500                $2,407,500
(500,000 Shares and 1,000,000
 Warrants)
------------------------------------------------------------------------------------------------

(1) Does not include additional compensation to Platinum Equities, Inc. the form of a non-accountable expense allowance equal to 3% of the gross proceeds of the offering. See "Underwriting."
(2) Before deduction of estimated expenses of $82,500 payable by the Company, not including the 3% non-accountable expense allowance. See "Underwriting":
(3) There is no assurance that all or any of the Securities offered hereunder will be sold. If the Company fails to receive subscriptions for a minimum of 250,000 Shares within 120 days from the date of this Prospectus (or 150 days if extended by the Company), the Offering will be terminated and any subscription payments received will be promptly refunded within 5 days to subscribers, without any deduction therefrom or any interest thereon. If subscriptions for at least the minimum amount are received within such period, funds will not be returned to investors and the Company may continue the Offering until such period expires or subscriptions for the Maximum Offering have been received, whichever comes first. The investment funds shall be held in an Escrow Account for up to 150 days. During this time, investors cannot demand the return of their investments. If the Company does not meet the required minimum number of securities to be sold (250,000 Shares), the investors will be refunded their investment in full without interest. Affiliates may purchase Securities in the Offering and no limits have been imposed in this regard, but no one has made any commitment to purchase any portion of the Offering in order to reach the minimum.

     The Securities are being sold by the Company and offered by the Underwriters on a "best efforts, minimum/maximum" basis, subject to prior sale, when, as and if accepted by the Underwriters, and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the certificates representing the Securities will be ready for delivery at the offices of Platinum Equities, Inc., 19 Rector Street, Suite 2301, New York, NY, 10006, within 10 business days after the date the Registration Statement is declared effective by the SEC.

                       __________________________________

                            PLATINUM EQUITIES, INC.

              THE DATE OF THIS PROSPECTUS IS APRIL 27, 1998

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise specifically referenced, all references to dollar amounts refer to United States dollars.

                                  THE COMPANY

      Mirage Holdings, Inc. (the "Company") was formed for the purpose of marketing unique fashions. The Company specializes in the marketing of fashions targeted toward the segment where discriminating customers are always looking for unique and innovative products. The origin of these designs is mainly from India and Pakistan but not limited to these countries. Management of the Company is continuously in search of new ideas, regardless of the ethnic background.

      Management of the Company believed they could fill a niche in the apparel market by importing these fashions. The economic feasibility of this idea was studied by conducting a market research over a period of one year. The results were very encouraging. The study identified two main areas of profitability: the existing affluent market segments of Indian and Pakistani people living in the United States and Canada who are always thirsty for new fashions from their countries, as well as the growing demand in the mainstream American market for unique, exotic fashion designs.

      To explore the potential presented by these opportunities, the Company was formed with the goal to be the dominant supplier of fashionwear in these specialty market segments in the United States and Canada.

      In the future, the Company may also pursue other business opportunities in the United States and Canada which arise out of its relationships with the Indian and Pakistan communities. See "Business of the Company--General."


      As of the date hereof, the Company had 1,774,065 Common shares issued and outstanding and 397,000 warrants to purchase one share of Common Stock for $0.75 outstanding. The Company will have 2,024,065 shares of Common Stock outstanding after the Offering if the minimum amount is sold hereunder and 2,274,065 Common shares outstanding if the maximum amount is sold hereunder, without giving effect to the exercise of any warrants. Assuming exercise of all warrants, including Warrants to be issued hereunder, the Company will have 2,431,065 shares of Common Stock outstanding after the Offering if the minimum amount is sold hereunder and 3,681,065 shares of Common Stock if the maximum amount is sold hereunder. The Company also has 500,000 common shares reserved for issuance under its stock option plan, of which 120,000 options have been issued.


      From July 1, 1995 through December 31, 1997, the Company had aggregate revenues of $499,428 from the sale of its products. The Company's cumulative loss from operations for the respective period was $395,566. Successful development of the Company's products and successful implementation of the Company's marketing plan are necessary for the Company to commence generating substantial operating revenues or to achieve profitability.


     Mirage Holdings, Inc. was incorporated under the laws of the State of Nevada on March 18, 1997. Mirage Collection, Inc., a wholly-owned subsidiary of Mirage Holdings, Inc., began business as a partnership July 1, 1995, and was reorganized into a corporation in the State of Nevada pursuant to Internal Revenue Code Section 351 on April 1, 1997. The address of the Company's principal executive offices is: 18638 Pioneer Boulevard, Artesia, CA, 90701.
The Company's telephone number is (562) 860-5556.

     Unless otherwise noted, the "Company" as used in this Prospectus, will refer to the consolidated entities described above.

                                  THE OFFERING

Securities Offered by
the Company............     A minimum of 250,000 shares of Common Stock and a
                            maximum of 500,000 shares of Common Stock and 1,000,000 Warrants. Warrants may be purchased separately from the Common Stock. Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock at an exercise price of $6.00 per share for a term of five years. See
                            "Description of Securities.--

Offering Price
  Common Stock.........     $5.15 per Share.
  Warrants.............     $0.10 per Warrant.


Securities Offered by
Selling Shareholders...     524,065 shares of Common Stock and 397,000 shares of
                            Common Stock underlying warrants.

Common Stock
Outstanding............     1,774,065 shares as of the date hereof; 2,024,065
                            shares if the minimum amount is raised hereunder;
                            2,274,065 shares if the maximum amount is raised hereunder. In addition, the Company has 397,000 warrants outstanding as of the date hereof, and will have an additional 1,000,000 Warrants outstanding if the maximum amount is raised hereunder. See
                            "Description of Securities." The Company has 500,000 common shares reserved for issuance under its stock option plan, of which 120,000 options have been issued to date. See "Management--Employment and Related Agreements."

Proposed OTC/BB Symbol
  Common Stock.........      MIRG.
  Warrants.............      MIRGW.

Use of Proceeds........      The Company intends to apply the net proceeds of
                             this Offering primarily to expand its sales force and advertising activities; increase inventory;
                             establish distribution channels; enter the software industry of India/Pakistan; perform market research into the entertainment industry of India/Pakistan;
                             and working capital. See "Use of Proceeds."

Risk Factors...........      The securities offered hereby involve a high degree
                             of risk and immediate substantial dilution. See
                             "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected historical financial data for the Company derived from the Company's Consolidated Financial Statements. The historical financial data are qualified in their entirety by reference to, and should be read in conjunction with, the Consolidated Financial Statements and notes thereto of the Company, which are incorporated by reference into this Prospectus. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.


                                     Six Months Ended        Period July 1, 1996    Period July 1, 1995
                                       December 31                     to                     to
                               1997                  1996        June 30, 1997          June 30, 1996
                               ----------------------------      -------------          -------------
                                       (unaudited)
STATEMENT OF OPERATIONS
    DATA:
Revenue                           $  87,226     $ 100,960         $  212,972              $ 199,230
Net loss                           (220,525)    $ (79,201)         $(289,891)             $ (62,295)
Net loss per share                $   (0.12)    $   (0.09)         $   (0.22)                  ---

                                   December 31, 1997                 June 30, 1997          June 30, 1996
                                   ------------------                -------------          -------------
                                       (unaudited)
BALANCE SHEET DATA:
Current assets                          $ 205,466                       $ 141,549              $  70,749
Notes receivable                        $ 118,910                       $ 113,104              $    ---
Total property and
     equipment, net                     $  45,181                       $  41,945              $  39,629
Investments                             $ 200,000                       $ 200,000              $    ---
Other                                   $  43,730                       ---------              ---------
Total assets                            $ 613,287                       $  43,730              $   3,730
                                                                        $ 540,328              $ 114,108
Total current liabilities               $ 421,448                       =========
Long term notes & loans                 $ 138,420
Partner's equity                        $   ---                         $ 130,909              $ 104,842
Total liabilities and                                                   $ 135,475              $    ---
   partner's equity                     $   ---                         $  ---                 $   9,266
                                                                                               ---------
                                                                        $  ---                 $ 114,108
                                                                                               =========

Stockholders equity                     $  53,419                       $ 273,944
                                        ---------                       ---------
Total liabilities and
 stockholders equity                    $ 613,287                       $ 540,328
                                        =========                       =========

                                  RISK FACTORS

   AN INVESTMENT IN THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONCERNING THE COMPANY AND ITS BUSINESS CONTAINED IN THIS PROSPECTUS, BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

   Possible Adverse Affects on Offering by Company Due to Contemporaneous Offering by Selling Shareholders. The Company is registering for sale herein 921,065 shares of Common Stock owned by current shareholders of the Company (the "Selling Shareholders"). The number of shares held by the Selling Shareholders constitutes approximately 52% of the total number of shares outstanding before selling any shares in this Offering. Upon this Offering being declared effective by the SEC, the Selling Shareholders will be able to sell all of their shares into the public market immediately. While management of the Company and the Underwriter believe that the Selling Shareholders will not sell all of their shares immediately upon this Offering being declared effective, neither the Company nor the Underwriter have any control or affect on the Selling Shareholders and no lock-up agreement with the Selling Shareholders. Further, the offering of stock by the Selling Shareholders will occur regardless of the outcome of the Offering by the Company. If the minimum amount is not sold hereunder, the Selling Shareholders may still sell their shares into the public market. Neither the Company nor the Underwriter have taken any measures to delay the offering by the Selling Shareholders until after completion of the Offering by the Company. Therefore, the demand for the common stock being sold by the Company may be decreased due to the number of shares of common stock being sold in the offering by the Selling Shareholders. Due to the offering by the Selling Shareholders being conducted contemporaneously with the Offering by the Company, the market price of the common stock upon commencement of trading may fall to less than the public offering price of the Common Stock ($5.15) and Warrants ($0.10). A conflict of interest may arise because the Offering by the Company and the offering by the Selling Shareholders are being conducted contemporaneously. In the event the trading price of the Securities falls below the Company's Offering price as set forth in this Prospectus, the Offering by the Company will be terminated. There is a risk that the Offering by the Company will never be fully concluded, even the Minimum offering, which could have a severe impact on the Company's business and finance. See "Selling Shareholders," "Plan of Distribution," and "Risk Factors--Future Capital Needs Could Result in Dilution to Investors; Additional Financing Could be Unavailable or Have Unfavorable Terms."

   Limited Operating History. The Company began operations on April 17, 1995, and first sold its product in April 1995. While the Company is generating some revenues, it has not generated net income since its inception. (See Operating Losses.) The Company's success is dependent upon the successful development and marketing of its products, as to which there is no assurance. Unanticipated problems, expenses, and delays are frequently encountered in establishing a new business and marketing and developing products. These include, but are not limited to, competition, the need to develop customer support capabilities and market expertise, setbacks in product development, market acceptance, sales, and marketing. The failure of the Company to meet any of these conditions would have a materially adverse effect upon the Company and may force the Company to reduce or curtail operations. No assurance can be given that the Company can or will ever operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Company--Marketing" and "-- Competition."

   Dependence on Few Products.  The Company currently derives all of its sales
revenue from the sale of its products.   The Company expects that sales of such
products will continue to represent a substantial portion of its sales revenue unless and until the Company fully develops and markets additional products. In the event the Company's introduction of new products is delayed or is eventually unsuccessful, the Company will be forced to rely upon revenues generated by the
products.   In the event revenues generated by any one of these products decline, the Company's financial condition could be adversely and materially effected. See "Business of the Company--Products."


   Operating Losses. The Company has not been profitable since its inception. For the period beginning April 17, 1995 (date of inception) to June 30, 1995 and the period beginning July 1, 1995 to June 30, 1996, the Company incurred net operating losses of $6,305 (unaudited) and $62,295 (audited), respectively. For the year ended June 30, 1997, the Company incurred a net loss of $289,891 (audited). For the six months ended December 31, 1997, the Company incurred a net loss of $220,525 (unaudited) as compared to a net loss of $79,201 (unaudited) for the six months ended December 31, 1996. The Company expects to continue to incur losses at least through fiscal 1998, and there can be no assurance that the Company will achieve or maintain profitability or that its revenue growth can be sustained in the future. See Financial Statements.

   Future Capital Needs Could Result in Dilution to Investors; Additional Financing Could be Unavailable or Have Unfavorable Terms. The Company's future capital requirements will depend on many factors, including cash flow from operations, progress in its research and development, competing market developments, and the Company's ability to market its proposed products successfully. Although the Company currently has no specific plans or arrangements for financing other than this Offering and no commitments for future financing, to the extent that the funds generated by this Offering are insufficient to fund the Company's activities, it may be necessary to raise additional funds through equity or debt financings. Any equity financings could result in dilution to the Company's then-existing stockholders. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company. If adequate funds are not obtained, the Company may be required to reduce or curtail operations. The Company anticipates that its existing capital resources, together with the net proceeds of this Offering, will be adequate to satisfy its operating expenses and capital requirements for at least 12 months after the Offering. However, such estimates may prove to be inaccurate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company" and Financial Statements.

   Investors Could Be Without Funds and Securities for up to 150 Days. The Units shall be held in an Escrow Account for up to 150 days. During this time, investors cannot demand return of their investments. If the Company does not meet the required minimum number of securities to be sold (250,000 Shares), the investors will be refunded their investment in full without interest. See "Underwriting."

   Economic Conditions and Consumer Spending. As with other retail businesses, the Company's results may be adversely affected by unfavorable local, regional or national economic conditions affecting disposable consumer income. There can be no assurance that consumer spending will not decline in response to economic conditions, thereby adversely affecting the Company's growth, net sales, and profitability. Currently, the Company has a limited customer base as its sales are focused in the Los Angeles, California region, with some sales targeted at national conventions for Indian and Pakistani professionals, such as doctors' and lawyers' conventions.

   Unpredictable Product Acceptance; Lack of Distribution Agreements. There can be no assurance that the Company's marketing and/or sales strategies will be effective and that consumers will buy the Company's products. The failure of the Company to penetrate its markets would have a material adverse effect upon the Company's operations and prospects. Market acceptance of the Company's products will depend in part upon the ability of the Company to demonstrate the advantages of its products over competing products. In addition, the Company's sales strategy for its products contemplates sales to markets yet to be established. Also, the Company currently has no distribution agreements for any of its products in place. See "Business of the Company--Marketing" and "-- Competition."

   Competition. The retail apparel business is highly competitive and is expected to remain so despite consolidation in the industry. The Company competes primarily with other specialty retailers and to a lesser degree with department stores and other retailers and catalogers engaged in the retail sale of apparel. Most of these competitors have significantly greater financial, marketing and other resources than the Company. The Company believes that its emphasis on unique, ethnic fashions and its marketing focus on ethnic markets makes it less vulnerable to changes in fashion trends than many general apparel retailers; however, the Company's sales and profitability depend upon the continued demand for its unique styles. See "Business of the Company-- Competition" and "--Marketing."

    Difficulty of Planned Expansion; Management of Growth. The Company has expanded its operations rapidly, and it plans to continue to further expand its level of operations in all areas following the Offering. The Company's operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion. In addition, the Company's planned expansion of operations may cause significant strain on the Company's management, technical, financial, and other resources. To manage its growth effectively, the Company must continue to improve and expand its existing resources and management information systems and must attract, train, and motivate qualified managers and employees. There can be no assurance, however, that the Company will successfully be able to achieve these goals. If the Company is unable to manage growth effectively, its operating results will be adversely affected.

   Dependence Upon Key Personnel. The Company's success depends, to a significant extent, upon a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on the business of the Company. The Company believes that its future success will also depend in part upon its ability to attract, retain, and motivate qualified personnel, and consequently has entered into employment agreements with certain key officers. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining such personnel. The Company does not have "key person" life insurance on any of its key employees. See "Management."

   One Outside Director. The Company's Board of Directors presently consists of three (3) directors: Najeeb U. Ghauri, President; Irfan Mustafa; and Gill Champion, Vice President. Therefore, the Company's Board of Directors has only one outside director (Mr. Mustafa) and, as they constitute a majority of the directors, insiders may be able to control certain policies, actions, and decisions of the Company. While the Company has agreed that, upon completion of the Offering, the Board of Directors will increase its size to five, of which a majority shall be outside directors, there can be no assurance that the Company will be able to retain qualified outside directors. See "Management--Directors and Executive Officers.

   Reliance on Independent Subcontractors for Design and Manufacture of the Company's Product Line. The Company does not maintain its own production facilities to design and manufacture the product line and does not intend to do so in the foreseeable future. The Company's products are designed and produced by independent companies. In the event the Company were to have difficulties with its present suppliers, the Company could experience delays in supplying products to its customers and potentially be forced to discontinue a product line. Any negative change in the Company's relationship with its suppliers could have a material adverse impact on the Company's business, financial condition and results of operations unless the Company could quickly find a replacement supplier. See "Business of the Company--Distribution."


     Risks Associated with International Business. The Company purchases approximately 80% of its clothing line from suppliers located in India and Pakistan. Additionally, the Company owns 10% of the outstanding capital stock of Network Solutions (Pvt) Limited, a software development firm in Lahore, Pakistan. In the future, the Company may also pursue other business opportunities in the United States and Canada which arise out of its relationship with the Indian and Pakistan communities. The Company expects that international business will continue and will represent a substantial portion of the Company's business. International business is subject to a number of risks, including the following: agreements may be difficult to enforce through a foreign country's legal system; differing regulatory requirements; the requirement that the Company (or its customers) seek an import or export license; foreign countries could impose additional withholding taxes or otherwise further tax the Company's income, the imposition of tariffs or adoption of other restrictions on foreign trade; fluctuations in exchange rates, as well as changes in general political or economic conditions in one or more countries, could affect product demand; and the protection of intellectual property in foreign countries may be limited or more difficult to enforce.
There can be no assurance that these and similar factors will not have a material adverse effect on the Company's future international business and, consequently, on the Company's domestic business and future prospects.


     Risks Associated With Foreign Investment. The Company owns 10% of the outstanding capital stock of Network Solutions (Pvt) Limited, a software development firm in Lahore, Pakistan ("NetSol"). NetSol has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends in the future, but currently intends to retain future earnings, if any, to fund the development and growth of its business. Therefore, it is unlikely that the Company will receive any dividends on this investment. Further, if NetSol ever does make a distribution or pay a dividend on its stock, such payment to the Company will be subject to exchange rate fluctuations as such distribution or dividend will be paid in rupees, the currency of Pakistan. Last, the Company's entire investment in NetSol ($200,000) is subject to a number of risks due to the fact that NetSol is a Pakistani company, including the following: agreements may be difficult to enforce through a foreign country's legal system; differing regulatory requirements; the requirement that NetSol (or its customers) seek an import or export license; foreign countries could impose additional withholding taxes or otherwise further tax NetSol's income, the imposition of tariffs or adoption of other restrictions on foreign trade; fluctuations in exchange rates, as well as changes in general political or economic conditions in one or more countries, could affect product demand; and the protection of intellectual property in foreign countries may be limited or more difficult to enforce. Therefore, there can be no assurance that the Company will ever recover its investment in NetSol.



   Potential Conflicts of Interest Between the Company and its Officers, Directors, and Shareholders. The interest of Investors and Shareholders may be inconsistent in some respects with the interests of the principals of the Company. The risk exists that such conflicts will not be resolved in the best interest of the Company. Further, the Company will rely on its Officers and Directors to manage the Company's business operations. All Officers and Directors will devote as much of their time to the business of the Company as, in their judgment, is reasonably necessary to operate the Company in a profitable manner. These individuals may engage for their own account, or the account of others in other business ventures for which the Company is not entitled to compensation. At some time in the future, the Company may compete for the management services of the Officers of the Company. As a result, these individuals may be placed in a position where their decision to favor other operations in which they are associated over those of the Company will result in a conflict of interest. In allocating their time, they will recognize their fiduciary obligations to the Company, the prevailing industry standards, and the financial situation of the Company. On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol"), in exchange for the payment of $200,000. See "Business of the Company" for a full description of this transaction. The Chief Executive Officer, President, and Director of NetSol is Salim Ghauri; a Director of NetSol is Shahab Ghauri; and another Director of NetSol is Naeem Ghauri; all brothers of Najeeb U. Ghauri, President, Secretary, and a Director of the Company. Further, the Company has accepted a loan of $10,000 from Najeeb U. Ghauri, President, Secretary, and a director of the Company and a loan of $46,997 from Manhattan West, Inc., an affiliate of the Company. For a full description of the terms of these loans, see "Certain Transactions." These situations create a potential conflict of interest situation where the officers and directors could act in the best interest of themselves and their families rather than the Company. The Company's management believes that the terms of these transactions are no less favorable to the Company than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors. The Company has agreed with certain state regulatory authorities that so long as the Company's securities are registered in such states, or one year from the date of this prospectus, whichever is longer, the Company will not make loans to its officers, directors, employees, or principal shareholders, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances. However, any of the relationships disclosed herein could result in a conflict of interest for the Company. See "Certain Transactions," and "Principal Shareholders."


   Relationship Between The Company And Network Solutions (Pvt) Limited. On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol"), in exchange for the payment of $200,000. See "Business of the Company" for a full description of this transaction. The Chief Executive Officer, President, and Director of NetSol is Salim Ghauri; a Director of NetSol is Shahab Ghauri; and another Director of NetSol is Naeem Ghauri; all brothers of Najeeb U. Ghauri, President, Secretary, and a Director of the Company. The Company believes that its investment with NetSol was on terms at least as favorable to the Company as would be obtainable in arm's length dealings with unrelated third persons. It is further the Company's intention that all future transactions between the Company and NetSol will be on terms at least as favorable to the Company as would be obtainable in arm's-length dealings with unrelated third persons. However, the ongoing familial relationship between management of the Company and management of NetSol could result in conflicts of interest between the Company and NetSol, which may result in actions taken by the Company that do not fully reflect the interests of all shareholders of the Company. In order to minimize any conflict of interest, the fairness and reasonableness of any material transaction between the Company and NetSol in the future will be subject to approval by a majority of the independent members of the Board of Directors of the Company or by an independent firm selected by such members. See "Certain Transactions."

   Lack of Dividends. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business. See "Dividend Policy."

   Dilution. Purchasers of shares of Common Stock in the Offering will experience immediate dilution of $4.53 per share (88%) if the minimum amount is sold or $4.08 per share (79%) if the maximum amount is sold (based on the initial public offering price of $5.15 per share) in the net tangible book value of the shares from the initial public offering price. The shares sold by the Company in the Offering represent 12% of the total shares of Common Stock outstanding following the Offering if the minimum amount is sold or 22% of the total shares of Common Stock outstanding following the Offering if the maximum amount is sold hereunder and represent a cash contribution of 82% of the aggregate book value or cash contributions to the Company if the minimum amount is sold or a cash contribution of 88% of the aggregate book value or cash contributions to the Company if the maximum amount is sold. See "Dilution."

   Control by Existing Shareholders. Upon completion of this Offering, the Company's existing shareholders will beneficially own approximately 88% of the outstanding Common Stock if the minimum amount is sold or approximately 78% of the outstanding Common Stock if the maximum amount is sold. Of these shares, the Company's officers and directors, together with shareholders who beneficially own more than five percent of the outstanding stock of the Company, will beneficially own approximately 67% of the outstanding Common Stock if the minimum amount is sold or approximately 61% of the outstanding Common Stock if the maximum amount is sold hereunder. Investors purchasing shares pursuant to this Offering will beneficially own approximately 12% of the outstanding Common Stock if the minimum amount is sold or approximately 22% of the outstanding Common Stock if the maximum amount is sold. As a result, all or certain combinations of the Company's existing shareholders, acting in concert, will have the ability to control the Board of Directors and policies of the Company. See "Principal Stockholders"and "Certain Transactions."

   No Prior Public Market; Possible Volatility of Share Price. No public securities market existed prior to this Offering for the Company's Securities. Although the Company has applied to have the Securities included on the OTC/BB System, there can be no assurance that an active public trading market for such securities will be developed or sustained. Accordingly, purchasers of the Securities may experience substantial difficulty selling such securities. The offering price of the Securities has been determined by negotiations between the Company and the Underwriter and are not necessarily related to the Company's existing market price, asset value, net worth, or other established criteria of value. Additionally, potential investors should be aware that the securities of the Company have recently sold at a substantial discount to the public offering
price herein.   The Company and the Underwriter considered the following factors in pricing the securities issued in the recent private placement of the Company at $0.50 per share of Common Stock and $0.10 per warrant versus the initial public offering price: at the time of the private placement the Company was still developing its business plan, the Company had minimal officer and director support, key personnel of the Company were not yet in place, the Company was in the process of structuring its public offering plan, the Company had not yet secured an underwriter for a public offering, and there could be no assurance of a public market for the securities. See "Underwriting."


   Shares Eligible for Future Sale. Upon the closing of this Offering, 1,250,000 of the total of 1,814,065 shares of Common Stock outstanding prior to this Offering will be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 (the "Act"). All directors, officers, and holders of 5% or more of the existing shares of Common Stock (whether restricted or otherwise) have agreed not to sell any of their shares of Common Stock for a period of 12 months after the date of this Prospectus without the prior written consent of the Underwriter. At the end of that period, these shares will be eligible for sale, subject in the case of restricted securities to the holding period, volume limitations, and other conditions imposed by Rule 144. Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then-outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, non-affiliates of the Company may sell unlimited amounts of restricted securities after a holding period of two years. Future sales of such shares could have an adverse effect on the market price of the Common Stock. See "Description of Securities" and "Underwriting."

   Risks Relating to Low-Price Stocks. The Company has applied for inclusion of the Common Stock on the Over-the-Counter Bulletin Board ("OTC/BB") upon the completion of this Offering. As a result, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities as compared to securities which are traded on the Nasdaq trading market or on an exchange. In addition, trading in the Securities would be covered by Rules 15g-1 through 15g-100 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities must satisfy burdensome sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction. The Securities Enforcement and Penny Stock Reform Act of 1990 (the "Reform Act") also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to recent regulations adopted by the Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, the requirement that a broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The regulations governing low-priced or penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of the purchasers of this Offering to sell their securities in the secondary market.

   Inexperienced Underwriter. Platinum Equities, Inc. (the "Underwriter") has no experience in underwriting public offerings. This Offering is the first public offering the Underwriter will underwrite. There can be no assurance that the Underwriter's lack of experience will not adversely affect the Offering or the market for the Company's Securities following the completion of the Offering. Accordingly, the market for the Company's Common Stock could be adversely affected if other firms are unwilling to make a market in the Common Stock.

     Underwriter Will Not Make a Market in the Company's Securities. Pursuant to the terms of the Underwriter's Restriction Letter with the NASD, the Underwriter is prohibited from acting as a "market maker" in securities. As a result thereof, the Underwriter will not make a market in the Securities offered hereby. The Underwriter's inability to make such a market may have a material adverse effect on the liquidity of the Securities offered hereby, which could make it more difficult for investors in this Offering to purchase or sell such securities. See "Underwriting."


     Transient Investment Company Status: Possible Requirement of Investment Company Registration. The Company could be considered an "Investment Company" as that term is defined in section 3(a)(1)(c) of the Investment Company Act of 1940 (the "Investment Company Act") (i.e., the Company, on an unconsolidated basis, may own investment securities having a value exceeding 40% of its total assets). However, the Company is presently exempt from registering as an Investment Company as it is within the exemption provided at Section 270.3a-2 of the Rules and Regulations of the Investment Company Act, Transient Investment Companies. The Company has a bona fide intent to be engaged primarily, as soon as is reasonably possible, but in any event no later than June 10, 1998 (twelve months from the date of the first filing of the Company's Registration Statement), in a business other than that of investing, reinvesting, owning, holding, or trading in securities. If, for some reason, the Company still falls within the definition of an "investment company" on June 10, 1998, it will be required to register with the Securities and Exchange Commission as an investment company. However, the Company may be unable to register as an investment company as it may not meet the requirements. In such event, the Company must take whatever steps are necessary to no longer fall within the definition of an investment company. Such steps may include divesture of the Company's marketable securities, forgiveness of the Company's notes receivable, and divestiture of the Company's interest in NetSol, all of which could occur at a loss to the Company. If the Company is required to register as an investment company , but is unable to do so, it must divest itself of certain assets, and the Company could suffer severe adverse financial consequences which could affect its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


     Effect of Outstanding Options and Warrants. As of the date of this Prospectus, there are outstanding 397,000 warrants each exercisable for one share of Common Stock of the Company at $0.75 per share (the "Private Placement Warrants") and 120,000 options each exercisable for one share of Common Stock of the Company at $0.01 per share (the "Options"). To the extent that these Private Placement Warrants and Options are exercised, dilution of the percentage ownership of the Company's shareholders will occur, and, any sales in the public market of the Common Stock underlying the Private Placement Warrants and Options may adversely affect the market prices for the Common Stock. Investors should also be aware that the shares of Common Stock underlying the Private Placement Warrants are being registered herein. Therefore, when the Private Placement Warrants are exercised, the shares of Common Stock that the holder receives may, subject only to current federal and state registration, be immediately eligible for sale in the public market. See "Description of Securities--Warrants" and "Employment and Related Agreements--Incentive and Nonstatutory Stock Option Plan."


     Necessity for Continuing Registration. The shares of Common Stock issuable upon exercise of the Warrants offered hereby can be publicly sold only pursuant to an effective registration statement and a current prospectus under the Act. There is no assurance that the Company will be able to keep the Registration Statement of which this Prospectus is a part current or pay the legal and related costs of doing so. In addition, it is a condition to the Company's ability to issue the securities underlying the Warrants that such securities remain qualified under the securities laws of the states in which holders of the Warrants reside, and there is no assurance that such securities will remain so qualified (see "Risk Factor--Non-Registration in Certain Jurisdictions of Securities Issuable Upon Exercise of Warrants"). If the Prospectus ceases to be current with respect to such securities, the holders of the Warrants may be prevented from exercising their Warrants.


     Non-Registration in Certain Jurisdictions of Securities Issuable Upon Exercise of the Warrants. The Warrants are immediately separately tradeable. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, persons may buy Securities in any aftermarket which may develop or may move to jurisdictions in which the Securities are not so registered or qualified during the period during which the Warrants are exercisable. In this event, the Company would be unable to issue the underlying shares of Common Stock to those persons desiring to exercise their Warrants unless and until such securities could be qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. No assurances can be given that the Company will be able to effect any required registration or qualification. Moreover, the Company is under no obligation to register underlying shares of Common Stock in any states in which warrant holders may move or in which persons may purchase Warrants in the aftermarket.

                                    DILUTION

   Dilution is the difference between the public offering price of $5.15 per share for the Common Stock offered herein, and the net tangible book value per share of the Common Stock immediately after its purchase. The Company's net tangible book value per share is calculated by subtracting the Company's total liabilities from its total assets less any intangible assets, and then dividing by the number of shares then outstanding.


   The net tangible book value of the Company prior to this Offering, based on December 31, 1997 financial statements, was $53,419. Prior to selling any shares in this Offering, the Company has 1,774,065 shares of Common Stock outstanding.


   If the maximum Shares offered herein are sold, the Company will have 2,274,065 shares outstanding upon completion of the Offering. The post offering pro forma net tangible book value of the Company, which gives effect to receipt of the net proceeds from the Offering and issuance of additional Shares of Common Stock in the Offering, but does not take into consideration the Warrants sold in the Offering nor any other changes in the net tangible book value of the Company after December 31, 1997, will be $2,298,169 or $1.30 per share, approximately. This would result in dilution to investors in this Offering of $3.85 per share or 75% from the public offering price of $5.15 per Share. Net tangible book value per share would increase to the benefit of present shareholders from $0.03 prior to the Offering to $1.30 after the Offering, or an increase of $1.27 per share attributable to the purchase of the Shares by investors in this Offering.


   If only the minimum number of Shares is sold, the Company will have 2,024,065 shares outstanding upon completion of the Offering. The post offering pro forma net tangible book value of the Company will be $1,091,044 or $0.54 per share, approximately. This would result in dilution to investors in this Offering of $4.61 per share or 90% from the public offering price of $5.15 per Share. Net tangible book value per share would increase to the benefit of present shareholders from $0.03 prior to the Offering to $0.54 after the Offering, or an increase of $0.51 per share attributable to the purchase of the Shares by investors in this Offering.

   The following table sets forth the estimated net tangible book value per share after the Offering and the dilution to persons purchasing Shares based on the foregoing minimum and maximum offering assumptions


                                                                       MINIMUM(1)        MAXIMUM(2)
---------------------------------------------------------------------------------------------------------
Initial public offering price (per share)                              $     5.15         $    5.15
---------------------------------------------------------------------------------------------------------
Net tangible book value per share before the Offering                  $     0.03         $    0.03
---------------------------------------------------------------------------------------------------------
Increase per share attributable to payments by new investors           $     0.51         $    1.27
---------------------------------------------------------------------------------------------------------
Pro forma net tangible book value per share after the Offering         $     0.54         $    1.30
---------------------------------------------------------------------------------------------------------
Dilution per share to new investors                                    $     4.61 (90 %)  $    3.85 (75%)
---------------------------------------------------------------------------------------------------------

                                COMPARATIVE DATA

   The following charts illustrate the pro forma proportionate ownership in the Company. Upon completion of the Offering under alternative minimum and maximum offering assumptions, of present shareholders and of investors in this Offering, compared to the relative amounts paid and contributed to capital of the Company by present shareholders and by investors in this Offering, assuming no changes in net tangible book value other than those resulting from the Offering.



MINIMUM OFFERING                SHARES PURCHASED                 TOTAL CONSIDERATION                  AVERAGE
----------------------------------------------------------------------------------------------------- PRICE PER
                                            PERCENT                               PERCENT             SHARE
                                           --------                               -------             -----
 -----------------------------------------------------------------------------------------------------------------
Existing shareholders      1,774,065         88%                $   291,024(3)      18%                    $ 0.16
------------------------------------------------------------------------------------------------------------------
New investors                250,000         12%                $ 1,287,500(4)      82%                    $ 5.15
                           ---------         ---                -----------         ---
------------------------------------------------------------------------------------------------------------------
   Total                   2,024,065         100%               $ 1,578,524        100.0%
                           =========         ====               ===========        =====
------------------------------------------------------------------------------------------------------------------




MINIMUM OFFERING                SHARES PURCHASED                 TOTAL CONSIDERATION                  AVERAGE
----------------------------------------------------------------------------------------------------- PRICE PER
                                            PERCENT                               PERCENT             SHARE
                                           --------                               -------             -----
 -----------------------------------------------------------------------------------------------------------------
Existing shareholders      1,774,065         78%                $   291,024(3)      10%                    $ 0.16
------------------------------------------------------------------------------------------------------------------
New investors                500,000         22%                $ 2,675,000(5)      90%                    $ 5.15
                           ---------         ---                -----------         ---
------------------------------------------------------------------------------------------------------------------
   Total                   2,274,065         100%               $ 2,966,024        100.0%
                           =========         ====               ===========        =====
------------------------------------------------------------------------------------------------------------------

__________________________

(1)  Assumes $1,037,625 net proceeds from sale of 250,000 Shares.
(2) Assumes $2,244,750 net proceeds from sale of 500,000 Shares and 1,000,000 Warrants

(3)  Based on capital contributions from inception to December 31, 1997
     (net).
(4)  Assumes gross proceeds from offering of 250,000 Shares
(5)  Assumes gross proceeds from offering of 500,000 Shares and 1,000,000
     Warrants

                                USE OF PROCEEDS

     The net proceeds to the Company (at an initial public offering price of $5.15 per Share) and $0.10 per Warrant from the sale of the Securities offered hereby (less commissions of 10%, the Underwriter's non-accountable expense allowance of 3% and expenses of this Offering (estimated at $82,500)) are estimated to be approximately $1,037,625 if the minimum amount is raised hereunder and $2,244,750 if the maximum amount is raised, excluding any proceeds from the exercise of the Warrants.

USE OF PROCEEDS
                                                     MINIMUM     PERCENT     MAXIMUM     PERCENT
Expansion of the Company's sales force and          $  223,089      21.5%   $  406,300      18.1%
 establishment of advertising and promotion
 activities
Increasing the variety of product by adding         $  223,089      21.5%   $  406,300      18.1%
 new designers and increasing the level of
 inventory or products
Establish import/export distribution channels       $  223,089      21.5%   $  368,139      16.4%
Market research to determine viability of           $  147,343      14.2%   $  365,894      16.3%
 entering entertainment industry
Market research to determine viability of           $  147,343      14.2%   $  365,894      16.3%
 increasing participation in software industry
Working capital                                     $   73,672       7.1%   $  332,223      14.8%
TOTALS                                              $1,037,625       100%   $2,244,750       100%

     The allocation of net proceeds set forth above represents the Company's current estimates based upon its current plans and upon certain assumptions regarding the progress of development of its products, changing competitive conditions, the ongoing evaluation and determination of the commercial potential of the Company's products and the Company's ability to enter into agreements. These assumptions include the facts that the Company's retail clothing line will continue to increase its sales in order to support an expansion of its sales force and establishment of advertising and promotional activities; the Company will be able to attract new designers and purchase additional inventory from such designers; the Company will be able to establish import/export distribution channels for its retail clothing line between the United States, India, and Pakistan. If any of these factors change, the Company may reallocate some of the net proceeds within or between the above-described categories. Also based on these assumptions, the Company believes that the funds generated by this Offering (whether only the minimum amount is raised or the maximum), together with current resources, will be sufficient to fund working capital and capital requirements for at least 12 months from the date of this Prospectus. Pending their utilization, the net proceeds may be invested temporarily in certificates of deposit, insurance savings accounts, short term commercial paper, money market funds, or government securities.

                                DIVIDEND POLICY

     The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any cash dividends in the future. The Company currently intends to retain future earnings, if any, to fund the development and growth of its business.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of December 31, 1997 and as adjusted to give effect to the sale by the Company of a minimum of 250,000 Shares at an offering price of $5.15 per Share and the application of the net proceeds of $1,037,625 therefrom and as adjusted to give effect to the sale by the Company of a maximum of 500,000 Shares at $5.15 per Share and 1,000,000 Warrants at $0.10 per Warrant and the application of the net proceeds of $2,244,750 therefrom.




                                                                                   Minimum        Maximum
                                                            December 31, 1997    As Adjusted    As Adjusted
                                                           -------------------   ------------   ------------
                                                                (unaudited)
Short-term debt:

     Accounts payable and accrued expenses                          $  93,204     $   93,204     $   93,204
     Notes payable                                                  $ 328,244     $  328,244     $  328,244
                                                                    ---------     ----------     ----------
              Total short-term debt                                 $ 421,448     $  421,448     $  421,448
                                                                    =========     ==========     ==========

Long term liabilities: loan payable and notes payable               $ 138,420     $  138,420     $  138,420

Stockholders' equity:

     Common Stock, $0.001 par value
     25,000,000 shares authorized,
     1,814,065 issued and outstanding,
     2,064,065 if minimum amount is sold,
     2,314,065 if maximum amount is sold                            $   1,814     $    2,064     $    2,314
     Additional paid-in capital                                     $ 562,021     $1,599,396     $2,806,271
     Accumulated deficit                                            $(510,416)    $ (510,416)    $ (510,416)
                                                                    ---------     ----------     ----------
              Total stockholders' equity                            $  53,419     $1,091,044     $2,298,169
                                                                    =========     ==========     ==========


                            SELECTED FINANCIAL DATA


     The following selected financial data are qualified by reference to, and should be read in conjunction with, the Financial Statements, related Notes to Financial Statements and Report of Independent Public Accountants, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained elsewhere herein. The following tables summarize certain selected financial data of the Company for the six months ended December 31, 1997 (unaudited) as compared to the six months ended December 31, 1996 (unaudited), the fiscal year ended June 30, 1996 (audited), and the fiscal year ended June 30, 1997 (audited). The data has been derived from Financial Statements included elsewhere in this Prospectus that were audited by Hoffski & Pisano, P.C. (June 30, 1996) and by Stonefield Josephson, Inc. (June 30, 1997). No dividends have been paid for any of the periods presented.

                                    Six Months Ended          Period July 1, 1996    Period July 1, 1995
                                      December 31                      to                     to
                                  1997              1996          June 30, 1997          June 30, 1996
                               ---------------------------        -------------          --------------
                                       (unaudited)
STATEMENT OF OPERATIONS
    DATA:
Revenue                         $  87,226         $ 100,960        $ 212,972               $ 199,230
Net loss                        $(220,525)        $ (79,201)       $(289,891)              $ (62,295)
Net loss per share              $   (0.12)        $   (0.09)       $   (0.22)              $    ---

                               December 31, 1997                June 30, 1997          June 30, 1996
                               ------------------               -------------          -------------
                                  (unaudited)
BALANCE SHEET DATA:
Current assets                     $ 205,466                      $ 141,549              $  70,749
Notes receivable                   $ 118,910                      $ 113,104              $  ---
Total property and
     equipment, net                $  45,181                      $  41,945              $  39,629
Investments                        $ 200,000                      $ 200,000              $  ---
                                                                  ---------              ---------
Other                              $  43,730                      $  43,730              $   3,730
Total assets                       $ 613,287                      $ 540,328              $ 114,108
                                                                  =========              =========

Total current liabilities          $ 421,448                      $ 130,909              $ 104,842
Long term notes & loans            $ 138,420                      $ 135,475              $  ---
Partner's equity                   $   ---                        $   ---                $   9,266
Total liabilities and                                                                    ---------
   partner's equity                $   ---                        $   ---                $ 114,108
                                                                                         =========

Stockholders equity                $  53,419                      $ 273,944
                                   ----------                     ---------
Total liabilities and
 stockholders equity               $ 613,287                      $ 540,328
                                   ==========                     =========

                                       13

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    The Company was formed in April 1995 and incorporated on March 18, 1997 for the purpose of marketing and selling unique clothing. The Company has generated nominal revenues to date. It has accumulated losses from operations of $358,491 since its initial inception in April 1995 through June 30, 1997.

    Mirage Holdings, Inc. was incorporated under the laws of the State of Nevada on March 18, 1997. Mirage Collection, Inc., a wholly-owned subsidiary of Mirage Holdings, Inc., formally began business as a partnership July 1, 1995, and was reorganized into a corporation in the State of Nevada pursuant to Internal Revenue Code Section 351 on April 1, 1997. Therefore, this discussion and analysis and the financial statements included herein are based on a partnership entity for the year ended 1996. The year ended 1997 includes operations of the partnership and corporation.

RESULTS OF OPERATIONS

                                          Six Months Ended                       Year Ended
                                            December 31                            June 30
                                     1997                  1996           1997                     1996
                                     --------------------------           -----------------------------
                                            (unaudited)
Net sales                            $  87,226        $ 100,960           $ 212,972          $  199,230
Cost of goods sold                   $  65,772        $  88,187           $ 149,501          $  160,350
Gross profit                         $  21,454        $  12,773           $  63,471          $   38,880
Selling, general &
   administrative expenses           $ 280,898        $  91,974           $ 389,723          $   97,192
Other income                         $  38,919        $      -0-          $  36,361                  -0-
Net Loss                             $(220,525)       $ (79,201)          $(289,891)         $  (62,295)

SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO THE SIX MONTHS ENDED DECEMBER 31, 1996 (UNAUDITED)

Revenues:

    The Company's sales for the six months ended December 31, 1997 were $87,226 (average of $14,538 per month) as compared to $100,960 for the six months ended December 31, 1996 (average of $16,827 per month). Sales decreased in the six months ended December 31, 1997 as compared to December 31, 1996 due to a change in the styles of merchandise maintained at the retail store(s), attributable to a change in management.

Cost of goods sold and gross profit:

    The Company's gross profit was approximately 25% for the six months ended December 31, 1997 as compared to 13% for the six months ended December 31, 1996. The sales during the six months ended December 31, 1997 produced less sales dollars but generated a higher gross profit and gross margin percent than the comparable sales period during the six months ended December 31, 1996. The Company expects to continue to sell products in the future which will create improved sales dollars in conjunction with a lower cost of goods sold and a higher gross margin.

Selling, general and administrative expenses:

    Selling, general, and administrative expenses for the six months ended December 31, 1997 were $280,898 (average of $46,816 per month) as compared to $91,974 for the six months ended December 31, 1996 (average of $15,329 per month). Operating expenses increased during the six months ended December 31, 1997. Specifically, payroll expenses increased in conjunction with a new store opening and by hiring a store manager as the Company postures itself for the expected future growth. Other compensation also increased as the Company employs additional key personnel whom continue to seek acceptable future retail space throughout the United States. As the sales dollars increase the payroll percentage will decrease as a percent of sales. The Company incurred additional charges to income for travel-related expenses to Pakistan and other Countries. These costs were attributable to the need for the retail stores to maintain fresh merchandise yet at an affordable price from its overseas suppliers. Stepped up merchandising and marketing efforts also attributed to the increased selling, general, and administrative expenses for the six months ended December 31, 1997.

FISCAL YEAR ENDED JUNE 30, 1997 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1996 (AUDITED)

Revenues:

    The Company's sales for the year ended June 30, 1997 were $212,972 (average of $17,748 per month) as compared to $199,230 for the fiscal year ended June 30, 1996 (average of $16,603 per month). This increase is largely due to increased advertising and marketing efforts. The Company is also targeting a broader market by selling lower to middle end merchandise as well.

Cost of goods sold and gross profit:

    The Company's gross profit was approximately 30% for the year ended June 30, 1997 as compared to 19.5% for the fiscal year ended June 30, 1996. The gross profit percentage has increased largely because the Company is able to purchase at a lower cost and sell its merchandise for a higher gross profit.

Selling, general and administrative expenses:

    Selling, general, and administrative expenses for the year ended June 30, 1997 were $212,578 (average of $17,715 per month) as compared to $97,192 for the fiscal year ended June 30, 1996 (average of $8,099 per month). The increase is, in part, due to opening of a new store in Diamond Bar. Operating expenses increased during the fiscal year ended June 30, 1997 due to the implementation of key management, employees, marketing, and promotional costs. Substantially all of the increase in costs were realized in the last six months ended June 30, 1997 as compared to the last six months ended June 30, 1996 where the expenses were constant. This correlates directly with the opening of an additional retail store, including the implementation of new management. Management has expanded the merchandise offered for sale for the year ended June 30, 1997, accomplishing this through the purchasing and ordering of merchandise from domestic and international travel and trade shows. Subsequent sales are expected to increase due to the additional expenses incurred in the year ended December 31, 1997, where the product development, travel, and buying (purchasing) for the next season is accomplished many months prior.

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception, the Company has funded its capital requirements through partners' contributions of cash in the cumulative amount of $165,738 since April 17, 1995 (inception) to December 31, 1996.

    On February 26, 1997, the Company issued an unsecured note to Manhattan West, Inc. in exchange for loans in the principal amount of $46,997. The note is due on February 26, 2000 and bears interest at the rate of 10% per annum. The note contains a conversion feature whereby Manhattan West, Inc. may, at any time, convert the balance due and owing to it into share of Common Stock of the Company at the rate of $0.50 per share. As of the date of this Prospectus, the balance due on the note is $37,678 plus accrued interest. See "Certain Transactions."

    On April 10, 1997, the Company commenced a private placement (the "Private Placement") of 564,065 shares of the Company's common stock at a purchase price of $0.50 per share (the "Private Placement Stock") and 444,500 warrants, each warrant to purchase one share of the Company's common stock at an exercise price of $0.75 for a term of five years at a purchase price of $0.10 per warrant (the "Private Placement Warrants"). The Private Placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as
transactions by an issuer not involving any public offering.   The securities
issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The Private Placement Stock and the Common Stock underlying the Private Placement Warrants are being registered herein. The offering generated net proceeds of approximately $290,000. The Company used the net proceeds of the private offering as follows: (1) $200,000 for the acquisition of a 10% ownership interest of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol") (see "Business of the Company--General");
(2) $50,000 for the retainer fee for Horwitz & Beam, Inc. to prepare the Company's Registration Statement and to act as counsel to the Company in connection with the filing of the Registration Statement; and (3) $40,000 for working capital.

     On February 4, 1998, at the request of two investors, the Company agreed to return the purchase price of the securities in exchange for the return to the Company and cancellation of the Securities, the following investments in the Private Placement:

                                           Securities Purchased      Purchase Price Paid
     Name of Investor                        to be cancelled            to be refunded
     ----------------                      --------------------      -------------------
     Frederick T. Hull, an individual       20,000 Shares            $10,000
     Trinalta Group, LLC                    20,000 Shares            $10,000

     On February 20 1998, the Company agreed to return the purchase price of 47,500 Private Placement Warrants purchased by Manhattan West, Inc. in exchange for the return and cancellation of these 47,500 Private Placement Warrants. The NASD had indicated to the Company that these 47,500 Private Placement Warrants could be considered "underwriter's compensation," and, therefore, the Company agreed to cancel these Warrants and return the purchase price. On February 20, 1998, the Company issued an unsecured promissory note in the amount of $4,750 ( the purchase price of the Warrants) without interest thereon to Manhattan West, Inc., payable out of the proceeds of this Offering or on February 20, 1999, whichever occurs earlier.

     After deduction of the refund and cancellation of these Securities, the Company sold a total of 524,065 Private Placement Shares and 397,000 Private Placement Warrants.

     The Company could be considered an "Investment Company" as that term is defined in section 3(a)(1)(c) of the Investment Company Act of 1940 (the "Investment Company Act") (i.e., the company, on an unconsolidated basis, may own investment securities having a value exceeding 40% of its total assets). However, the Company is presently exempt from registering as an Investment Company as it is within the exemption provided at Section 270.3a-2 of the Rules and Regulations, Investment Company Act of 1940, Transient Investment Companies. The Company has a bona fide intent to be engaged primarily, as soon as is reasonably possible, but in any event no later than June 10, 1998 (twelve months from the date of the first filing of the Company's Registration Statement), in a business other than that of investing, reinvesting, owning, holding, or trading in securities. If, for some reason, the Company still falls within the definition of an "investment company" on June 10, 1998, it will be required to register with the Securities and Exchange Commission as an investment company. However, the Company may be unable to register as an investment company as it may not meet the requirements. In such event, the Company must take whatever steps are necessary to no longer fall within the definition of an investment company. Such steps may include divestiture of the Company's marketable securities, forgiveness of the Company's notes receivable, and divestiture of the Company's interest in NetSol, all of which could occur at a loss to the Company. If the Company is required to register as an investment company, but is unable to do so, it must divest itself of certain assets, and the Company could suffer severe adverse financial consequences which could affect its operations. See "Risk Factors--Transient Investment Company Status; Possible Requirement of Investment Company Registration."

    At June 30, 1997, the Company had outstanding current liabilities of
$130,909.   The Company anticipates satisfying its current liabilities in the ordinary course of business from revenues and notes receivable.

    Capital expenditures during the period from inception through June 30, 1997 were $55,976. Over the next 12 months, the Company plans to upgrade its management information system, telecommunications system, and office equipment to accommodate anticipated growth plans. The Company anticipates these upgrades and acquisitions may require estimated expenditures of approximately $50,000 over the next 12 months. The Company anticipates financing these expenditures through revenues and working capital raised in this Offering.

    The Company does not believe that inflation has had a significant impact on its operations since inception of the Company.

CHANGE IN AUDITING FIRM

    The Company terminated Hoffski & Pisano as its principal accountant as of August 15, 1997. The principal accountant's report on the financial statements for either of the past two years contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to uncertainty, audit scope, or accounting principles. The termination of the accountant was approved by the Board of Directors. During the Company's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

    The Company engaged Stonefield Josephson, Inc. ("Stonefield Josephson") as its principal accountants effective August 15, 1997. Stonefield Josephson's business address is 1620 26th Street, Suite 400 South, Santa Monica, California 90404-4002. Stonefield Josephson replaces Hoffski & Pisano. The decision to engage Stonefield Josephson was approved by the Board of Directors.

SEASONALITY

    Like most retailers, the Company's business is subject to seasonable fluctuations, with an increase in sales and revenues occurring during the fourth quarter of each year, mostly due to holiday purchasing. Because of the seasonality of the Company's business, results for any quarter are not necessarily indicative of the results that may be achieved for the full year.

                            BUSINESS OF THE COMPANY

GENERAL

    The Company specializes in the marketing of fashions targeted towards the segment where discriminating customers are always looking for unique and innovative products. The origin of these designs is mainly from India and Pakistan but not limited to these countries. The management of the Company is continuously in search of new ideas regardless of the ethnic background.

    The idea was to fill this niche in the apparel market by importing these fashions. The economic feasibility of this idea was studied by conducting a market research over a period of one year. The market research consisted of documentary research into the income, affluence, and spending habits and preferences of the Company's target market (the Indian-Pakistani population living in the United States), some of which follows. Additionally, a series of fashion shows and exhibitions of the apparel were held at conventions around the country. The locations of these shows included St. Louis, Missouri; Chicago, Illinois; San Francisco, California; Seattle, Washington; Brea, California; and Fullerton, California. The shows and exhibitions indicated the level of interest and purchasing in certain lines of apparel in various areas around the country. The results were very encouraging. The study identified two main areas of profitability: the existing affluent market segment of Indian and Pakistani people who are always thirsty of new fashions from their countries, as well as the growing demand in the mainstream American market for unique, exotic fashion designs.

    To explore the potential presented by these opportunities, Mirage Collection was formed with the goal to be the dominant supplier of fashionwear in these specialty market segments in the United States and Canada.

    In the future, the Company may also pursue other business opportunities in the United States and Canada which arise out of its relationships with the Indian and Pakistan communities. India ranks as one of the ten largest emerging markets in the world, according to the U.S. Department of Commerce. India has been called the "Silicon Valley of the East" and houses many high-tech corporations, including Motorola and Hewlett Packard. (National Geographic, May 1997.) The Company anticipates that such opportunities may arise in the software and entertainment industries.

    On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol"), in exchange for the payment of $200,000. The cash consideration of $200,000 was paid by the Company from the net proceeds of the Private Placement. NetSol was incorporated in Pakistan on August 22, 1996, under the Companies Ordinance, 1984, as a private company limited by shares.
The principal business of NetSol is the development and export of software. At June 30, 1997, NetSol had net assets of $336,086, sales of $258,282, and a net profit of $45,853 for the period of August 22, 1996 (date of inception) through June 30, 1997. Through its 10% ownership interest in NetSol, the Company can assist NetSol in marketing its software development services to North American and European clients. See "Risk Factors--Transient Investment Company Status:
Possible Requirement of Investment Company Registration" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

    The Company has also identified a niche market existing in the entertainment industry in that, currently, there are no significant entertainment venues catering to the Indian/Pakistani communities in the United States. Management of the Company believes that a significant opportunity exists in the development of theme parks, virtual reality games, theme restaurants, and other entertainment venues to serve this market. However, the Company has yet to perform significant market research into this sector, no formal agreements have been reached, and there can be no assurance as to the terms of any such potential agreements nor that any agreements will ever be reached nor that the Company will ever into this market.

    Mirage Holdings, Inc. was incorporated under the laws of the State of Nevada on March 18, 1997. Mirage Collection, Inc., a wholly-owned subsidiary of Mirage Holdings, Inc. which actively conducts the retail clothing business of the Company, began business as a partnership in July 1995, and was reorganized into a corporation in the State of Nevada pursuant to Internal Revenue Code Section 351 on April 1, 1997.

OVERVIEW OF THE COMPANY'S MARKETS

    The United States is India's largest single trading partner. Between 1987 and 1993, United States exports to India rose 11% annually, slightly faster than imports to the United States from India, which measured 10% a year. India's exports to the United States increased 15% in 1994 and management of the Company expects that India's exports will probably remain strong in subsequent years.
In 1994, India's exports totaled $24 billion, of which $5.3 billion in goods was exported to the United States. Annual growth rates of 5% to 10% are expected between 1995 and 2000. (U.S. Global Trade Outlook: 1995 - 2000, U.S. Dept. of Commerce.)

    Pakistan's single largest trading partner is also the United States. Pakistan's total exports in 1993 were $6.7 billion. Both India's and Pakistan's exports include clothing. (1997 Information Please Almanac, Atlas, and Yearbook, Houghton Mifflin Company, Boston and New York, 1997.)


                             [GRAPH APPEARS HERE]


    Estimated annual retail and wholesale sales of apparel and accessory stores in the United States were $109.962 billion in 1995, a slight increase over 1994 sales of $109.881 billion. Imports of clothing and footwear in the United States in 1995 were $51.632 billion, an increase over 1994 imports of $48.46 billion. (1997 Information Please Almanac, Atlas, and Yearbook, Houghton Mifflin Company, Boston and New York, 1997.)

    The total Indian-Pakistani population in the United States (the "U.S. I-P population") has been estimated at 4 million. There are large populations in most major states with significant populations in New York, New Jersey, California, Illinois, Florida, Washington, D.C., Maryland, North Carolina, Pennsylvania, Connecticut, Texas, Massachusetts, Georgia, Ohio, Michigan, South Carolina, and Tennessee. The average annual household income of the U.S. I-P population is $80,000+. Thirteen percent earn more than $100,000 per year; 46% have an annual income of $75,000 or greater; and nearly half earn at least $50,000 per year. Ninety percent of the U.S. I.P. population own homes of which more than half (51%) own their homes outright. More than half (53%) own two cars and 12% own more than three cars. The U.S. I-P population is also educated as 70% have college degrees and 35% have advanced degrees (i.e., Master's, Ph.D.'s, etc.). Seventy-nine percent of the U.S. I-P population is employed in professional capacities (28%: executives or managers; 21%: doctors or dentists; 17%: engineers or scientists; and 13%: lawyers or accountants). (Zarposh International, Trabuco Canyon, California, January 1, 1997.) Therefore, management of the Company believes that its target market, the U.S. I-P population, can afford to purchase unique fashions.

    Due to the large U.S. I-P population, there is a high demand for ethnic fashions. Most of these people are not able to travel to India or Pakistan often due to professional commitments. Even when they do travel, it is hard for
them to find the right designers or boutiques.   The Company conducted market
research over a one-year period before the opening of its first store and is constantly reviewing opinions and needs of its customers to provide the products that best suit their needs.

    Reasons for seeking ethnic fashions:

    .  Desire of the I-P people to preserve and maintain their culture.

    . Social commitments such as community events and casual gatherings where the people like to wear the latest ethnic fashions.

BUSINESS STRATEGY

    . The Company is researching the feasibility of setting up a production facility in Pakistan. This can reduce costs and increase profit margins.

    . To explore new designers in India and Pakistan by traveling to these countries every quarter. This will also help the Company to stay in touch with the latest trends and fashions.

    . To work with existing designers for a product line of everyday wear and occasional wear to provide a variety to customers.

    . Research the potential of opening stores in other major cities highly populated by the I-P people such as Houston, Chicago, Atlanta, and New York.

    . To introduce the luxurious fabrics and intricate embroidered fashions to the "entertainment industry," an affluent market which requires a need for unique fashions due to social commitments.

    . To introduce a modified/modern version of the shalwar-qamiz (long shirt draped over loose palazzo-style pants) through department stores such as Bloomingdales and Nordstrom catering to the mainstream middle class and upper class.

    . To aggressively market our products to the younger generation of the ethnic market.

PRODUCTS

    Most Indians wear light, loose clothing because of the hot climate. Bright colors and white are common. Most Indian women wear a sari, a straight piece of cloth draped around the body as a long dress. They place its loose end over the head or shoulder. Wealthy women in India wear saris made of silk, with borders of gold thread. Many of the women of northern India wear full trousers with a long blouse and veil. (World Book Encyclopedia, World Book, Inc., 1995.)

    Traditional Indian fashions have evolved over the years to compete with western clothes which are also accessible to the younger generation of Indian people. Modern Indian fashions include the lengha/cholis (skirt and short top), and sarecs (six yards of fabric wrapped around the waist similar to a skirt with the loose end draped over the shoulder) worn in different ways from traditional to modern.

    In Pakistan, the most common garment of both men and women is the shalwar-qamiz, which consists of loose trousers and a long overblouse. Women may wear a dupatta, a scarf, over their shoulders and head. Outside the home, women usually cover themselves with a tent-like garment called a burqa. (World Book Encyclopedia, World Book, Inc., 1995.)

    Pakistani fashions have also evolved over the years as designers who are exposed to western fashions have created traditional clothes in modern forms. The trend these days is influenced by the Moguls who ruled in regions of Afghanistan, Pakistan, and India from 1483 to 1739. The Mogul women adorn themselves with elaborate costumes and precious jewels. The designers display these traditions in the use of luxurious fabrics and intricate embroidery. The Company offers shararas, ghararas, and peshwaz - traditional fashions with contemporary hints, and shalwar/qamiz -traditional to modern versions.

    The average retail price charged by the Company for one outfit is $150, but prices range from under $100 to over $1,500. The Company also sells accessories and costume jewelry.

COMPETITION

    The retail apparel business is highly competitive and is expected to remain so despite consolidation in the industry. The Company competes primarily with other specialty retailers and to a lesser degree with department stores and other retailers and catalogers engaged in the retail sale of apparel. Most of these competitors have significantly greater financial, marketing and other resources than the Company. The Company believes that its emphasis on unique, ethnic fashions and its marketing focus on ethnic markets makes it less vulnerable to changes in fashion trends than many general apparel retailers; however, the Company's sales and profitability depend upon the continued demand for its unique styles.

    The Company's primary competitors are Yasmin which has four locations and its principal store at 18161 Pioneer Boulevard, Artesia, California; Memsahib, 18161 Pioneer Boulevard, Artesia, California; and Raaz, Inc., Chicago, Illinois. However, the Company's specific market is very fragmented and there may exist numerous other small and large competitors.

COMPETITIVE ADVANTAGES

    .  The accessibility to top designers from both India and Pakistan.

    .  Involvement of buyers working with designers to understand the U.S.
        market.

    . The customer comes first approach gives people a level of comfort and confidence which they may not find at other ethnic stores. This is especially appealing to the younger generation who is exposed to the western store concepts like greeting customers when they walk in.

    . Due to detailed designs such as type of fabric or type of embroidery, the Company trains the employees about the products so they are confident when the customers ask questions.

MARKETING

    Management of the Company devised a marketing strategy aimed at achieving its goal of being the dominant supplier of fashionwear in the specialty market segments in the United States and Canada. The main focus of the strategy was to penetrate the market with products that have strong appeal to customers who enjoy exclusivity.

    The following activities were carried out in order to accomplish the objectives:

    1. Top designers were identified and agreements for exclusive supply to the Company were signed for representation in the local markets.

    2. The Company identified Fashion Shows and Exhibitions to be effective distribution channels and thus hosted and participated in these events successfully.

    3. The Company opened its first showroom in October 1995 in the Los Angeles area. This showroom occupies an area of approximately 2,500 square feet. The decor was done to create the ambiance with a touch of class so that the customer can appreciate not only the products but the way they are presented and has proven to be successful in attracting the customers.

    4. An advertising and promotion campaign was launched targeting the potential groups.

    5. The Company made contacts with the designer boutiques in the mainstream market which cater to these selective customers.

    In the future, the management plans to focus on the following areas:

    1. Enhance the advertising and promotion activities in line with the expected growth in sales.

    2. Increase the variety of product offering by adding new designers.

    3. Provide custom tailoring to the customers. This area not only enhances sales, but provides another avenue of generating revenues.

    4. Increase the sales and marketing activities by adding to the existing sales staff for developing contacts with the potential customers which includes a variety of parties including the film industry as well as high end boutiques.

    5. Increase the product exposure by attending reputable designer shows.

    6. Aggressive participation in medical conventions which provide an excellent sales opportunity as well as added exposure with the most affluent of the customers.

    7. Increase the level of inventory of its products.

    8. Establish a chain of Mirage stores in different metropolitan markets as well as studying the possibility of franchising the Mirage concept.

    9. Introduce the Mirage catalogue for sales through mail order.

DISTRIBUTION

    Currently, the Company purchases its products wholesale and sells them for retail at the Company's stores. The Company has one supplier in the U.S. which imports products from India and Pakistan, Raaz Collection, Los Angeles, California. The Company obtains approximately 20% of all of its products from Raaz Collection. All of the Company's other suppliers are located in India and Pakistan. Representatives of the Company make approximately one trip per month to India and Pakistan to purchase products.

    The Company anticipates that it will have a centralized distribution center in the future which will purchase products and distribute the products to the Company's stores for retail sale. However, such plan is dependent upon the Company raising sufficient capital, increasing its revenues, and opening more stores and therefore there can be no assurance that this plan for the Company will ever come to fruition.

EMPLOYEES

    As of the date of this Prospectus, the Company employed three full-time employees and one consultant. The Company hires independent contractors on an "as needed" basis only. The Company has no collective bargaining agreements with its employees. The Company believes that its employee relationships are satisfactory. The Company plans on hiring additional part-time sales staff in the immediate future. Long term, the Company will hire additional employees as needed based on its growth rate.


    Mr. Ghauri will become employed by the Company as its President and Secretary upon completion of this Offering. Mr. Champion became employed by the Company as its Chief Financial Officer and Vice President on May 15, 1997. See "Management--Directors and Executive Officers."

PROPERTIES

    The Company leases a 2,500 square feet showroom and office in Artesia, California. The lease expires on August 31, 2000 and requires monthly payments of approximately $3,200. The Company has an option to renew the lease for an additional five year term, beginning September 1, 2000 to August 31, 2005; the terms of such renewal shall be agreed upon prior to execution of the lease option.

    The Company also leases a 1,150 square feet showroom in Diamond Bar, California. The lease expires on September 30, 2001 and requires monthly payments of approximately $1,150. Prior to its termination, the Company has an option to renew the lease for an additional five year term at the then fair market value of the property.

LITIGATION

    To the knowledge of management, there is no material litigation pending of threatened against the Company.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

    The directors and officers of the Company as of the date of this Prospectus are as follows:

NAME                  AGE   POSITION
----                  ---   --------
Najeeb U. Ghauri       43   President, Secretary, Director of Mirage Holdings, Inc.;
                            Chief Financial Officer of Mirage Collection, Inc.
Gill Champion          55   Vice President, Chief Financial Officer, Director of Mirage
                            Holdings, Inc.
Irfan Mustafa          46   Director of Mirage Holdings, Inc.
Saima Khan             26   President, Secretary, Director of Mirage Collection, Inc.

    The number of directors may be fixed from time to time by the Board of Directors. The Board of Directors presently consists of 3 directors. Each of the Company's directors hold office until their respective successors are elected at the next annual meeting of shareholders. Vacancies in the Board of Directors are filled by a majority vote of the remaining directors or by a shareholder vote called expressly for such purpose.

NAJEEB U. GHAURI - Mr. Ghauri, President, Secretary, and Director of Mirage Holdings, Inc. and Chief Financial Officer of Mirage Collection, Inc., has an M.B.A. in Marketing Management from the Claremont Graduate School (1983) and a B.S. degree in Management/Economics from Eastern Illinois University (1980). Mr. Ghauri has been employed by Arco Petroleum Products Co. since 1987 and continuing through the present. His current position at Arco is Territory Manager. Mr. Ghauri is fluent in English, Urdu, and Indian languages and has a working knowledge of mid-eastern languages.

IRFAN MUSTAFA - Mr. Mustafa, a director of the Company, has an M.B.A. from IMD (formerly Imede), Lausanne, Switzerland (1975); an M.B.A. from the Institute of Business Administration, Karachi, Pakistan (1974); and a B.S.C. in Economics, from Punjab University, Lahore, Pakistan (1971). Mr. Mustafa has been employed by Pepsicola Company since 1990 and continuing through the present. His current position at Pepsicola is as a leader of the Executive Designate Program. He was Area Vice President for Egypt and Sudan from 1994 through 1995 and Area Vice President for West Asia from 1990 through 1994. Mr. Mustafa is the Chairman and Founder Member of the Pepsi Education Foundation, Pakistan; Founder Member of the Market Research Society, Pakistan; and a member of the Board of Trustees of Educational and Charitable Organizations in Pakistan.

GILL CHAMPION - Mr. Champion, Vice President, Chief Financial Officer, and a director of Mirage Holdings, Inc., has a B.A. degree from New York University; attended Rutgers University; and attended the American Academy of Dramatic Arts. Mr. Champion was C.E.O. of American Cinema Stores, Inc., a public company, from 1990 through 1996 where he established domestic and international sales and marketing strategies and distribution channels for licensed entertainment products. He was Executive Vice President of Reel Treasures, Inc. from 1985 through 1989; Vice President of Gaylord Broadcasting from 1981 through 1984; and Vice President of Production of Producer Circle Co. from 1976 through 1981.

SAIMA KHAN - Ms. Khan, President, Secretary, and Director of Mirage Collection, Inc., the Company's wholly-owned subsidiary, is the original founder of Mirage Collection Inc., and commenced full-time employment at Mirage Collection in 1992 as its sole proprietor. Prior to that, Ms. Khan was employed in financial public relations. Saima Khan is the sister of Tariq Khan, sole officer and director of Manhattan West, Inc., a consultant to the Company.

TOTAL EXECUTIVE COMPENSATION

The Company's Board of Directors authorized the compensation of several of its officers with restricted shares of the Company's Common Stock and options. The following officers of the Company receive the following annual cash salaries and other compensation:

                           SUMMARY COMPENSATION TABLE

     Name and Principal Position         Year      Annual                      Awards(2)
                                                  Salary(1)-----------------------------------------------
                                                                  Restricted             Securities
                                                                    Stock          Underlying Options(4)
                                                                  Awards(3)
----------------------------------------------------------------------------------------------------------
Najeeb U. Ghauri, President and          1997        $33,500      200,000               50,000
 Secretary of Mirage Holdings, Inc.
----------------------------------------------------------------------------------------------------------
Gill Champion, Vice President and        1997        $39,500        50,000              50,000
 Chief Financial Officer of Mirage
 Holdings, Inc.
----------------------------------------------------------------------------------------------------------
Saima Khan, President of Mirage          1997        $24,000         5,000                 -0-
 Collection, Inc.
----------------------------------------------------------------------------------------------------------
All Officers as a Group (3 persons)      1997        $97,000       255,000             100,000
----------------------------------------------------------------------------------------------------------

____________________________________
(1) No officers received or will receive any bonus or other annual compensation other than salaries during fiscal 1997. The table does not include any amounts for personal benefits extended to officers of the Company, such as the cost of automobiles, life insurance and supplemental medical insurance, because the specific dollar amounts of such personal benefits cannot be ascertained. Management believes that the value of non-cash benefits and compensation distributed to executive officers of the Company individually or as a group during fiscal year 1996 did not exceed the lesser of $50,000 or ten percent of such officers' individual cash compensation or, with respect to the group, $50,000 times the number of persons in the group or ten percent of the group's aggregate cash compensation.
(2) No officers received or will receive any long term incentive plan (LTIP) payouts or other payouts during fiscal 1997.
(3) All stock awards are shares of Common Stock of the Company.
(4) All securities underlying options are shares of Common Stock of the Company.


                       OPTION GRANTS IN LAST FISCAL YEAR

       Name                Number of         Percent of total options      Exercise       Expiration
                           securities        granted to employees in     price ($/Sh)        date
                      underlying options           fiscal year
                            granted
-----------------------------------------------------------------------------------------------------
Najeeb U. Ghauri          50,000                        42%                  $0.01     May 12, 2002
                                                                           per share
-----------------------------------------------------------------------------------------------------
Gill Champion             50,000                        42%                  $0.01     May 12, 2002
                                                                           per share
-----------------------------------------------------------------------------------------------------

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

    The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       EMPLOYMENT AND RELATED AGREEMENTS

INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

    On April 1, 1997, the Company enacted an Incentive and Nonstatutory Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 500,000 option may be granted to purchase Common Stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also known as Qualified Stock Options) which only may be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the Common Stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the Common Stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options listed in the Summary Compensation Table were issued pursuant to the Plan. All options issued pursuant to the Plan vest over an 18-month period from the date of the grant per the following schedule: 33% of the Options vest on the date which is six months from the date of the grant; 33% of the Options vest on the date which is 12 months from the date of the grant; and 34% of the Options vest on the date which is 18 months from the date of the grant. All options issued pursuant to the Plan are nontransferable and subject to forfeiture. As of the date of this Prospectus, the Company had issued 120,000 Incentive Stock Options of which none have vested nor been exercised.

DIRECTORS COMPENSATION

    Directors of the Company do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending Directors' Meetings. In addition, the Company has granted to its three directors 20,000 options to purchase common stock of the Company under the Company's Incentive and Nonstatutory Stock Option Plan each.

EMPLOYMENT AGREEMENTS

    The Company entered into an Employment Agreement with Saima Khan, President of Mirage Collection, Inc. on July 1, 1996. Ms. Khan commenced her employment with the Company in July 1995. Pursuant to that Agreement, Ms. Khan receives a salary of $2,000 per month, a $500 monthly auto allowance, and is entitled to 20% of the net profits of Mirage Collection, Inc. on an annual basis. Ms. Khan shall also be granted stock options in the Company based on performance and profits generated at the discretion of the board of directors. To date, no such options have been granted. The Agreement is terminable at will by either party upon notice to the other and contains no severance provisions. An anti-competition clause is in effect for a period of six months after termination of the Agreement that Ms. Khan will not accept employment with any and all direct competitors of the Company. However, a court of competent jurisdiction could determine not to enforce or only partially enforce such non-competition clause. Ms. Khan devotes 100% of her working hours to serving Mirage Collection, Inc.

    The Company entered into an Employment Agreement with Gill Champion, Vice President, and Chief Financial Officer of the Company on May 15, 1997. Mr. Champion commenced his employment with the company on May 15, 1997. Pursuant to his Employment Agreement, Mr. Champion receives initial compensation of $4,000 per month for four months or until the Company successfully completes its IPO (whichever occurs first) (the "Initial Compensation

Term"), base compensation of $5,500 per month after the Initial Compensation Term, an award of 30,000 options to purchase common stock under the Company's Incentive and Nonstatutory Stock Option Plan, and is entitled to participate in all insurance and benefit plans which may be adopted by the Company. Mr. Champion's Employment Agreement is for a term of one year with an automatic extension of one year thereafter, unless either party elects to terminate the Agreement at that time. The Agreement is terminable at will by Mr. Champion or for cause by the Company. The Agreement contains no severance or anti-competition provisions. Mr. Champion devotes 100% of his working hours to the Company.

    The Company entered into an Employment Agreement with Najeeb U. Ghauri, President and Secretary of the Company on May 15, 1997. Mr. Ghauri commenced his employment with the company on May 15, 1997. Pursuant to his Employment Agreement, Mr. Ghauri receives initial compensation of $2,000 per month for four months or until the Company successfully completes its IPO (whichever occurs first) (the "Initial Compensation Term"), base compensation of $5,500 per month after the Initial Compensation Term, an award of 30,000 options to purchase common stock under the Company's Incentive and Nonstatutory Stock Option Plan, and is entitled to participate in all insurance and benefit plans which may be adopted by the Company. Mr. Ghauri's Employment Agreement is for a term of one year with an automatic extension of one year thereafter, unless either party elects to terminate the Agreement at that time. The Agreement is terminable at will by Mr. Ghauri or for cause by the Company. The Agreement contains no severance or anti-competition provisions. Mr. Ghauri currently devotes 50% of his working hours to the Company, however, if this Offering is successful (i.e., the minimum amount is raised hereunder), Mr. Ghauri has committed to devote 100% of his working time to the Company commencing at that time.

                              CERTAIN TRANSACTIONS


    On February 13, 1997, the Company entered into a Consulting Agreement with Manhattan West, Inc. Under the Consulting Agreement, Manhattan West, Inc. shall provide business and financial consulting services to the Company in exchange for reimbursement of expenses. The Consulting Agreement has a term of two years with automatic renewal after the termination of the two-year period on a month-to-month basis unless either party elects to terminate. Tariq Khan is the sole officer and director of Manhattan West, Inc. and the brother of Saima Khan, President of Mirage Collection, Inc.

    On February 26, 1997, Mirage Collection, Inc. issued an unsecured note to Manhattan West, Inc. in exchange for loans in the principal amount of $46,997. The note is due on February 26, 2000 and bears interest at the rate of 10% per annum. The note contains a conversion feature whereby Manhattan West, Inc. may, at any time, convert the balance due and owing to it into share of Common Stock of the Company at the rate of $0.50 per share. As of the date of this Prospectus, the balance due on the note is $46,997 plus accrued interest. Tariq Khan is the sole officer and director of Manhattan West, Inc. and the brother of Saima Khan, President of Mirage Collection, Inc.

    On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol"), in exchange for the payment of $200,000. See "Business of the Company" for a full description of this transaction. The Chief Executive Officer, President, and Director of NetSol is Salim Ghauri; a Director of NetSol is Shahab Ghauri; and another Director of NetSol is Naeem Ghauri; all brothers of Najeeb U. Ghauri, President, Secretary, and a Director of the Company. The Company believes that its investment with NetSol was on terms at least as favorable to the Company as would be obtainable in arm's length dealings with unrelated third persons. It is the Company's further intention that all future transactions between the Company and NetSol will be on terms at least as favorable to the Company as would be obtainable in arm's-length dealings with unrelated third persons. However, the ongoing familial relationship between management of the Company and management of NetSol could result in conflicts of interest between the Company and NetSol, which could result in actions taken by the Company that do not fully reflect the interests of all shareholders of the Company. In order to minimize any conflict of interest, the fairness and reasonableness of any material transaction between the Company and NetSol in the future will be subject to approval by a majority of the independent members of the Board of Directors of the Company or by an independent firm selected by such members.

    In April 1996, Najeeb U. Ghauri loaned $10,000 to Mirage Collection, Inc. This sum is repayable to Mr. Ghauri upon demand without interest. Mr. Ghauri is President, Secretary, and a Director of Mirage Holdings, Inc. and Chief Financial Officer of Mirage Collection, Inc.

    The Company's management believes that the terms of these transactions are no less favorable to the Company than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

    The Company has agreed with certain state regulatory authorities that so long as the Company's securities are registered in such states, or one year from the date of this prospectus, whichever is longer, the Company will not make loans to its officers, directors, employees, or principal shareholders, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances.

CONFLICTS OF INTEREST

    Other than as described herein, the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings, the terms of such transactions will be no less favorable to the Company than would have been obtained from an unaffiliated third party in similar transactions. All future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties, and will be approved by a majority of the disinterested directors.

    A director of the Company owes fiduciary duties to the Company which may conflict with other interests. The Company has not entered into any noncompete, confidentiality, or similar agreements with its directors. The fiduciary duties that directors owe to a Company include the duty not to withhold from the Company, or appropriate, any corporate opportunity which the Company may be able to exploit, the duty not to use for their personal benefit or the benefit of any other individual or entity any information not generally known which they acquire through their association with the Company, and in short, the duty to deal fairly with the Company. The Company's current director intends to submit to the Company any potential business they become aware of which may constitute a corporate opportunity to the Company. The Company's policy is that all transactions between the Company and any affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of December 1, 1997 and as adjusted to reflect the sale of the Shares offered hereby by (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, the address for each stockholder is 18638 Pioneer Boulevard, Artesia, CA, 90701.

                                                                            PERCENTAGE BENEFICIALLY OWNED(15)
                                                                          -------------------------------------
                                                                                         AFTER         AFTER
                                                             NUMBER OF     BEFORE       MINIMUM       MAXIMUM
          NAME                                               SHARES(1)    OFFERING      OFFERING      OFFERING
----------------------------------------------------------------------------------------------------------------
Whittington Investments, Ltd.(2)                          895,000(3)      50.4%         44.2%         39.4%
Suite M2 Charlotte House
P.O. Box N4825
Nassau, Bahamas
---------------------------------------------------------------------------------------------------------------
Clearweather Investments, Ltd.(4)                         357,565(5)      17.6%         15.7%         14.1%
---------------------------------------------------------------------------------------------------------------
Najeeb U. Ghauri(6)                                       250,000(7)      13.7%         12.1%         10.8%
---------------------------------------------------------------------------------------------------------------
Irfan Mustafa(8)                                          120,000(9)       6.7%          5.9%          5.2%
---------------------------------------------------------------------------------------------------------------
Damson Investments Limited(10)                            113,600(11)      6.1%          5.3%          4.8%
P.O. Box N8318
Nassau, Bahamas
---------------------------------------------------------------------------------------------------------------
Gill Champion(12)                                         100,000(13)      5.5%          4.8%          4.3%
---------------------------------------------------------------------------------------------------------------
Saima Khan(14)                                              5,000          *             *             *
---------------------------------------------------------------------------------------------------------------
All officers and directors as a group (4 persons)         475,000         25.1%         22.2%         19.8%
---------------------------------------------------------------------------------------------------------------

__________
*   Less than one percent
(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(2) The principals of Whittington Investments, Ltd. are: John King, President and Director; and Niaz Ahmad Khan, Sole Shareholder.
(3)  Includes 23,000 Bridge Warrants.

(4) The principals of Clearweather Investments, Ltd. are Wolfgang Marxer, sole officer; Serco Management, Ltd., sole director; and Mohammed Jamshed Aslam, sole shareholder.

(5)  Includes 259,500 Bridge Warrants.

(6) Mr. Ghauri is the President, Secretary, and a Director of the Company (see "Management") and is married to Aiesha Ghauri. Ms. Ghauri is an employee of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."

(7) Includes 50,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

(8)  Mr. Mustafa is on the Board of Directors of the Company. See
     "Management."

(9) Includes 20,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

(10) The principals of Damson Investments Limited are: Akin Shackleford, President, Director, and Majority Shareholder; Dellareese Dorsett, Secretary and Director.

(11) Includes 102,000 Bridge Warrants.

(12) Mr. Champion is the Vice President and C.F.O. and a Director of the Company. See "Management."

(13) Includes 50,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

(14) Ms. Khan is the President of the Company's wholly-owned subsidiary, Mirage Collection, Inc. (see "Management."). Ms. Khan is the sister of Tariq Khan, sole officer and director of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."

(15) Following is the beneficial ownership of each principal shareholder giving effect to the sale of all of the securities held by the Selling Shareholders (see "Selling Shareholders"):

                                                                                          PERCENTAGE
                                                                                      BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------------------------------
                                                                            AFTER MINIMUM            AFTER MAXIMUM
                                                  NUMBER OF             OFFERING AND SALE BY     OFFERING AND SALE BY
              NAME                                SHARES                SELLING SHAREHOLDERS     SELLING SHAREHOLDERS
----------------------------------------------------------------------------------------------------------------------
Whittington Investments, Ltd.                       796,600                   39.4%                    35.0%
Suite M2 Charlotte House
P.O. Box N4825
Nassau, Bahamas
----------------------------------------------------------------------------------------------------------------------
Clearweather Investments                              -0-                      -0-%                     -0-%
----------------------------------------------------------------------------------------------------------------------
Najeeb U. Ghauri                                    250,000(i)                12.1%                    10.8%
----------------------------------------------------------------------------------------------------------------------
Irfan Mustafa                                       120,000(ii)                5.9%                     5.2%
----------------------------------------------------------------------------------------------------------------------
Damson Investments Limited                            -0-                      -0-%                     -0-%
P.O. Box N8318
Nassau, Bahamas
----------------------------------------------------------------------------------------------------------------------
Gill Champion                                       100,000(iii)               4.8%                     4.3%
----------------------------------------------------------------------------------------------------------------------
Saima Khan                                          5,000                      *                        *
----------------------------------------------------------------------------------------------------------------------
All officers and directors as a group (4 persons)   475,000                    22.2%                    19.8%
----------------------------------------------------------------------------------------------------------------------

__________
*   Less than one percent

(i) Includes 50,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

(ii) Includes 20,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

(iii) Includes 50,000 options issued under the Company's stock option plan exercisable at $0.01 for five years from May 12, 1997.

                             SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders. The shares offered for sale constitute all of the shares of Common Stock known to the Company to be beneficially owned by the Selling Shareholders. To the best of management's knowledge, none of the Selling Shareholders has or have any material relationship with the Company, except as otherwise set forth below.

NAME OF                                                       SHARES OF
SELLING SHAREHOLDER                                    COMMON STOCK OFFERED(1)
-------------------                                    --------------------
Horwitz & Beam, Inc., a California corporation(3)               9,500
Horwitz & Beam, Inc., a California corporation(3)               2,500(2)
Normaco Capital, Inc., a corporation                           10,000
Clarence W. Coffey, an individual                              20,000
Rockspitz Stiftung                                              9,500
Rockspitz Stiftung                                              5,000(2)
Richard Houlihan, an individual                                20,000
Clearweather Investments, Ltd.(4)                              98,065
Clearweather Investments, Ltd.(4)                             259,500(2)
Ian R. Hendry, an individual                                   15,000
Damson Investments Limited, a corporation                      11,600
Damson Investments Limited, a corporation                     102,000(2)
John C. Accetta, an individual                                  8,000
Harold Mendoza and Donna Mendoza, JTWROS                       20,000
Bernard Collura and Stella Collura, JTWROS                      4,000
Dennis R. Johnson, an individual                                5,000
Graham Thorogood, an individual                                 3,000
Richard D. David, Esq.                                         10,000
Ronald W. Tupper TTEE of the Winthrop Trust                    40,000
Stanley Decker, an individual                                  40,000
Sean Kelly, an individual                                       6,000
Moncrieff Capital Corporation, a corporation                   10,000
Whittington Investments, Ltd.                                  75,400
Whittington Investments, Ltd.                                  23,000(2)
Damask International, Ltd.                                      9,500
Damask International, Ltd.                                      2,500(2)
Hawk's Nest Investments, Ltd.                                   9,500
Hawk's Nest Investments, Ltd.                                   2,500(2)
Winthrop Venture Fund, Ltd.                                    50,000
Equitrade Securities Corp.                                     10,000
Noreen S. Khan, an individual(5)                               10,000
Abdul S. Khan, an individual(6)                                20,000

Total                                                         921,065

---------------
(1)  All of these Shares are currently restricted under Rule 144 of the 1933
     Act.
(2)  Represents Shares underlying Private Placement Warrants.

(3) Legal counsel to the Company. Horwitz & Beam, Inc. acquired the securities in the Private Placement as an investor on April 24, 1997 pursuant to a subscription agreement and the payment of $5,000.

(4) The principals of Clearweather Investments, Ltd. are Wolfgang Marxer, sole officer; Serco Management, Inc., sole director; and Mohammed Jamshed Aslam, sole shareholder.

(5) Noreen Khan is the mother of Tariq Khan, who is the sole officer and director of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."

(6) Abdul Khan is the father of Tariq Khan, who is the sole officer and director of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."

                              PLAN OF DISTRIBUTION

     The Shares will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders pursuant to this Prospectus. The Company will pay all of the expenses of the registration of the Shares, but shall not pay any commissions, discounts, and fees of underwriters, dealers, or agents.

     The Selling Shareholders may offer and sell the Shares from time to time in transactions in the over-the-counter market or in negotiated transactions, at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholders. Sales may be made directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters' within the meaning of Section 2(11) of the Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Act.

     Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

     Selling Shareholders may also use Rule 144 under the Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

                           DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of twenty-five million shares of Common Stock, $0.001 par value. The Company's Transfer Agent is American Securities Transfer & Trust, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado, 80202.

     The following summary of certain terms of the Company's securities does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and the provisions of applicable law.

COMMON STOCK


     As of the date of this Prospectus, there are 1,774,065 shares of Common Stock outstanding, and after completion of this Offering, 2,024,065 shares of Common Stock will be issued and outstanding if the minimum amount hereunder is sold and 2,274,065 shares of Common Stock if the maximum amount hereunder is sold (without giving effect to the exercise of any warrants). Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. At all elections of directors of the Company, each holder of stock possessing voting power is entitled to as many votes as equal to the number of his or her shares of stock multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he or she may see fit (cumulative voting). Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, there are approximately 29 shareholders of record of the Company's Common Stock.

WARRANTS


     As of the date of this Prospectus, there are 397,000 warrants outstanding (the "Private Placement Warrants"). These warrants were issued by the Company to private individuals in connection with the Company's Private Placement Bridge Financing commenced on April 10, 1997. The Private Placement Warrants are each exercisable for one share of Common Stock of the Company at $0.75 per share.
The term of the Private Placement Warrants is five years from the date of issuance.

     The Company is also offering hereunder a maximum of 1,000,000 warrants (the "Warrants"). The Warrants are each exercisable for one share of Common Stock of the Company at $6.00 per share. The term of the Warrants is five years from the date of issuance.


     If the minimum amount is raised hereunder, the Company will have a total of
397,000 warrants outstanding (the Private Placement Warrants).   If the maximum
amount is raised hereunder, the Company will have a total of 1,397,000 warrants outstanding (the Private Placement Warrants plus the Warrants issued hereunder).

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this Offering, the Company will have outstanding 2,024,065 shares of Common Stock if the minimum amount is sold hereunder and 2,274,065 shares if the maximum amount is sold hereunder (without giving effect to the exercise of any warrants). All shares acquired in this Offering, other than shares that may be acquired by "affiliates" of the Company as defined by Rule 144 under the Securities Act, will be freely transferable without restriction or further registration under the Securities Act.


     All of the 1,774,065 shares outstanding prior to this offering were shares issued by the Company and sold by the Company in private transactions in reliance on an exemption from registration. Accordingly, such shares are "restricted shares" within the meaning of Rule 144 and cannot be resold without registration, except in reliance on Rule 144 or another applicable exemption from registration.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of the Company, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of the required notice of sale with the Securities and Exchange Commission. The seller also must comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about the Company. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, an affiliate of the Company, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to notice, manner of sale, public information or the volume limitations described above.


     The Private Placement Stock and the shares underlying the Private Placement Warrants are being registered herein. Therefore, 524,065 shares of stock and 397,000 shares of stock issuable upon exercise of warrants will be freely tradeable upon the effective date hereof.

                                  UNDERWRITING

     The Company has entered into an Underwriting Agreement with Platinum Equities, Inc. ("Underwriter"). Pursuant to the Underwriting Agreement, the Company has retained the Underwriter as its exclusive agent and the Underwriter has agreed to use its best efforts to offer the Securities to the public. The Securities are offered on a "best efforts 250,000 share minimum -- 500,000 share and 1,000,000 Warrant maximum" basis. There is no minimum number of Warrants that must be sold. The price of the Shares is $5.15 per Share and the price of the Warrants if $0.10 per Warrant. The Underwriter does not intend to sell the Securities to any accounts for which they exercise discretionary authority.

     The Underwriter shall receive 10% cash commission for the sale of the Securities. Additionally, the Company has agreed to pay to the Underwriter at the closing of the Offering a non-accountable expense allowance of 3% of the aggregate public offering price to cover expenses incurred by the Underwriter in connection with this Offering. Last, the Company has also agreed to issue the Underwriter at the closing of the Offering that certain number of warrants (the "Representative Warrants") equal to 10% of the number of Securities actually sold herein all at exercise prices ranging in the case of the Common Stock from 110% to 135% of the public offering price and in the case of the warrants 140% of the public offering price. As this Offering is for both Shares of Common Stock and Warrants, the Underwriter will receive warrants to purchase Shares of Common Stock and warrants to purchase Warrants. For example, if the maximum of 500,000 Shares of Common Stock and 1,000,000 Warrants are sold in the Offering, the Underwriter will receive warrants to purchase 50,000 Shares of Common Stock and warrants to purchase 100,000 warrants to purchase Common Stock.

     The Underwriter has the right to offer the Securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and will pay such dealers a concession out of its commissions of $0.2575 per Share and/or $0.005 per Warrant for any Securities sold by it.

     The Company has agreed with the Underwriter that, without the Underwriter's consent (which may not be unreasonably withheld), it will not issue any additional Common Stock between the effective date of this Offering and the expiration of 12 months thereafter if such issuance would cause any provision made in the Registration Statement to be materially misleading or would otherwise subject the Underwriter to any reasonable likelihood of liability under the Act.

     The directors, officers, and employees of the Company who are also shareholders of the Company have entered into a contractual agreement with Platinum Equities, Inc. that restricts, for a period of 12 months from the effective date of the registration statement for the Securities being offered hereby, their ability to sell the Common Stock beneficially owned by them including stock registered pursuant to any Form SB-2 Registration Statement.

     Prior to this Offering, there was no public securities market for the Company's Securities and the price of such securities may be volatile to a degree that might not occur in securities that are more widely held or more actively traded. The initial public offering price was negotiated by the Company and the Underwriter. In determining the offering price, the Underwriter considered, among other things, the business potential and earning prospects of the Company and prevailing market conditions. Additionally, potential investors should be aware that the securities of the Company have recently sold at a
substantial discount to the public offering price herein.   The Company and the
Underwriter considered the following factors in pricing the securities issued in the recent private placement of the Company at $0.50 per share of Common Stock and $0.10 per warrant versus the initial public offering price: at the time of the private placement the Company was still developing its business plan, the Company had minimal officer and director support, key personnel of the Company were not yet in place, the Company was in the process of structuring its public offering plan, the Company had not yet secured an underwriter for a public offering, and there could be no assurance of a public market for the securities.

     The Company has agreed to indemnify the Underwriters, any controlling person of an Underwriter, and other persons related to the Underwriters and identified in the Underwriting Agreement, against certain liabilities, including liabilities arising (i) under the Securities Act, (ii) out of any untrue statement or material fact contained in the Registration Statement, this Prospectus, any amendments thereto, and certain other documents, or (iii) out of any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless the statement or omission is made in reliance upon and in conformity with written information furnished to the Company or on behalf of the Underwriters for use in the document in which it was used. However, the Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     There is no assurance that all or any of the Securities will be sold. If the Company fails to receive subscriptions for a minimum of 250,000 Shares within 120 days from the date of this Prospectus (or 150 days if extended by the Company), the Offering will be terminated and any subscription payments received will be promptly refunded within 5 days to subscribers, without any deduction therefrom or any interest thereon. If subscriptions for at least the minimum amount are received within such period, funds will not be returned to investors and the Company may continue the Offering until such period expires or subscriptions for all 500,000 Shares and 1,000,000 Warrants have been received, whichever comes first.

     Subscribers should make their subscription checks payable to "American Securities Transfer & Trust Corporation, Escrow Agent - Mirage Holdings, Inc." All funds received as subscriptions for the Securities will be immediately deposited in an escrow account (the "Escrow Account") with American Securities Transfer & Trust Corporation ("Escrow Agent") by noon of the next business day after receipt. The investment funds may be held in the Escrow Account for up to 150 days. During this time, investors cannot demand the return of their investments. If the Company does not meet the required minimum number of Securities to be sold (250,000 Shares), the investors will be refunded their investment in full without interest.

     Pursuant to the terms of the Underwriter's Restriction Letter with the NASD, the Underwriter is prohibited from acting as a "market maker" in securities. As a result thereof, the Underwriter will be prohibited from making a market in the Securities offered hereby. The Underwriter's inability to make such a market may materially affect the liquidity of the Securities offered hereby, which could make it more difficult for investors in this Offering to purchase or sell their Securities. The Underwriter, however, may execute buy and sell orders for its customers in the Common Stock offered hereby on an agency basis. See "Risk Factors -- Underwriter Will Not Make a Market in the Company's Common Stock."

     The Issuer has agreed with the California Department of Corporations that it will offer and sell the Securities only to investors who meet the following suitability standards: (1) The investor (either alone or with his or her spouse) has a net worth of not less than $250,000 (exclusive of home, home furnishings, and automobile) plus at least $65,000 gross annual income; or (2) not less than $500,000 net worth (exclusive of home, home furnishings, and automobile); or (3) not less than $1,000,00 net worth (inclusive of home, home furnishings, and automobile); or (4) not less than $200,000 gross annual income.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Horwitz & Beam, Irvine, California. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Gusrae, Kaplan & Bruno. Horwitz & Beam, Inc., a California corporation, is the owner of 9,500 shares of Private Placement Stock and 2,500 Private Placement Warrants. Horwitz & Beam, Inc. acquired securities in the Private Placement as an investor on April 24, 1997 pursuant to a subscription agreement and the payment of $5,000.

                                    EXPERTS

     The Financial Statements of the Company for the fiscal year ended June 30, 1996 and the fiscal year ended June 30, 1997 included herein and elsewhere in the registration statement, have been included herein and in the registration statement in reliance on the reports of Hoffski & Pisano, P.C. and Stonefield Josephson, Inc., appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is not presently subject to the reporting requirements of the Securities Exchange Act of 1934. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. The Registration Statement, including the exhibits thereto, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material may be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     This Prospectus contains a complete summary of the terms of the contracts or other documents filed as exhibits to the Registration Statement which the Company believes are material to an investor. However, statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                             MIRAGE HOLDINGS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS

                           YEAR ENDED JUNE 30, 1997





                                   CONTENTS

                                                                            Page
                                                                            ----
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS:
  Balance Sheets                                                             2
  Statements of Operations                                                   3
  Statement of Stockholders' Equity                                          4
  Statements of Cash Flows                                                   5
  Notes to Financial Statements                                             6-13

                    [LETTERHEAD STONEFIELD JOSEPHSON, INC.]


Board of Directors
Mirage Holdings, Inc.
Santa Monica, California


We have audited the accompanying consolidated balance sheet of Mirage Holdings, Inc. as of June 30, 1997, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mirage Holdings, Inc. as of June 30, 1997, and the results of its consolidated operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in note 2, certain factors are present which raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


/s/ Stonefield Joseph, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
August 26, 1997

                             MIRAGE HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS


             ASSETS                                    December 31,   June 30,
                                                           1997         1997
                                                       ------------   --------
                                                        (unaudited)
CURRENT ASSETS:
  Cash and cash equivalents                                $ 36,267   $ 33,079
  Accounts receivable                                         2,938      4,009
  Loans receivable                                          136,550
  Inventory                                                  16,124     46,891
  Marketable securities                                      13,587     57,570
                                                           --------   --------

          Total current assets                              205,466    141,549
                                                           --------   --------

NOTE RECEIVABLE                                             118,910    113,104
                                                           --------   --------

PROPERTY, PLANT AND EQUIPMENT                                45,181     41,945
                                                           --------   --------

OTHER ASSETS:
  Investment                                                200,000    200,000
  Deferred offering costs                                    40,000     40,000
  Deposits                                                    3,730      3,730
                                                           --------   --------

          Total other assets                                243,730    243,730
                                                           --------   --------

                                                           $613,287   $540,328
                                                           ========   ========
     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable and accrued expenses                    $ 93,204   $ 38,630
  Current maturities of notes payable                       328,244     92,279
                                                           --------   --------

          Total current liabilities                         421,448    130,909
                                                           --------   --------

LOAN PAYABLE, RELATED PARTY                                 118,910    113,104
                                                           --------   --------

NOTES PAYABLE, less current maturities                       19,510     22,371
                                                           --------   --------

STOCKHOLDERS' EQUITY:
  Common stock; $.001 par value, 25,000,000 shares
    authorized, 1,814,065 shares issued and outstanding       1,814      1,814
  Additional paid-in capital                                562,021    562,021
  Accumulated deficit                                      (510,416)  (289,891)
                                                           --------   --------

          Total stockholders' equity                         53,419    273,944
                                                           --------   --------

                                                           $613,287   $540,328
                                                           ========   ========

See accompanying independent auditors' report and notes to financial statements.

                             MIRAGE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                              Six months ended            Year ended
                                              ended December 31,         June 30, 1997
                                              ------------------         -------------
                                          1997                  1996
                                          ----                  ----
                                       (unaudited)           (unaudited)
NET SALES                               $   87,226           $ 100,960       $ 212,972

COST OF SALES                               65,772              88,187         149,501
                                         ---------             -------       ---------

GROSS PROFIT                                21,454              12,773          63,471

OPERATING EXPENSES                         280,898              91,974         389,723

OTHER INCOME                                38,919                   -          36,361
                                         ---------             -------       ---------

NET LOSS                                $ (220,525)          $ (79,201)      $(289,891)
                                         =========             =======       =========

NET LOSS PER SHARE                      $     (.12)          $    (.09)      $    (.22)
                                         =========             =======       =========

WEIGHTED AVERAGE SHARES OUTSTANDING      1,814,065             895,000       1,297,005
                                         =========             =======       =========


See accompanying independent auditors' report and notes to financial statements.

                             MIRAGE HOLDINGS, INC.

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                         Additional                   Total
                                        Common stock      paid-in                 stockholders'
                                      -----------------
                                       Shares    Amount   capital    Deficiency       equity
                                      ---------  ------  ----------  -----------  --------------
Balance at July 1, 1996                 895,000  $  895  $    9,266  $        -     $  10,161
Capital contributions                                        86,400           -        86,400
Issuance of common stock for cash       564,065     564     244,760           -       245,324
Issuance of common stock, non-cash      355,000     355     177,145           -       177,500
Issuance of warrants for cash
  (convertible to common stock)               -       -      44,450           -        44,450
Net loss                                      -       -           -    (289,891)     (289,891)
                                      ----------  -----  ----------  ----------    ----------
Balance at June 30, 1997              1,814,065   1,814     562,021    (289,891)      273,944
Net loss for the six months
  ended December 31, 1997                     -       -           -    (220,525)     (220,525)
                                      ---------- ------  ----------  ----------   -----------
Balance at December 31, 1997          1,814,065  $1,814    $562,021   $(510,416)    $  53,419
                                      =========  ======  ==========  ==========   ===========



See accompanying independent auditors' report and notes to financial statements.

                             MIRAGE HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Six months ended        Year ended
                                                                     ended December 31,     June 30, 1997
                                                                  ------------------------  --------------
                                                                     1997         1996
                                                                  -----------  -----------
                                                                  (unaudited)  (unaudited)
CASH FLOWS PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
  Net loss                                                         $(220,525)    $(79,201)      $(289,891)
                                                                   ---------     --------       ---------

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
      Depreciation and amortization                                    1,814        4,836           7,254
      Gain on sale of marketable securities                          (38,919)           -         (36,219)
      Non-cash compensation expense                                        -            -         177,500

CHANGES IN ASSETS AND LIABILITIES:
    (INCREASE) DECREASE IN ASSETS:
      Accounts receivable                                              1,071        4,268           4,040
      Loan receivable                                               (136,550)           -               -
      Inventory                                                       30,767       (7,999)         15,724

    INCREASE (DECREASE) IN LIABILITIES -
      accounts payable and accrued expenses                           54,574        3,011          27,254
                                                                   ---------     --------       ---------

          Total adjustments                                          (87,243)       4,116         195,553
                                                                   ---------     --------       ---------

          Net cash used for operating activities                    (307,768)     (75,085)        (94,338)
                                                                   ---------     --------       ---------

CASH FLOWS PROVIDED BY (USED FOR) INVESTING ACTIVITIES:
  (Purchase) sale of investments                                      79,999            -        (334,455)
  Purchase of property, plant and equipment                           (5,051)      (8,060)         (9,570)
                                                                   ---------     --------       ---------

          Net cash provided by (used for) investing activities        74,948       (8,060)       (344,025)
                                                                   ---------     --------       ---------

CASH FLOWS PROVIDED BY (USED FOR) FINANCING ACTIVITIES:
  Issuance of common stock and warrants, net                               -            -         289,774
  Proceeds from note payable                                         236,008       16,313         135,183
  Deferred offering costs                                                  -            -         (40,000)
  Capital contributions                                                    -       87,872          86,400
                                                                   ---------     --------       ---------

          Net cash provided by financing activities                  236,008      104,185         471,357
                                                                   ---------     --------       ---------

NET INCREASE IN CASH                                                   3,188       21,040          32,994
CASH AND CASH EQUIVALENTS, beginning of period                        33,079      (14,579)             85
                                                                   ---------     --------       ---------

CASH AND CASH EQUIVALENTS, end of period                           $  36,267     $  6,461       $  33,079
                                                                   =========     ========       =========
 NON-CASH FINANCING ACTIVITY:
  During the year ended June 30, 1997, the Company issued 355,000 shares of common stock at a value of $177,500 for services rendered.


See accompanying independent auditors' report and notes to financial statements.

                             MIRAGE HOLDINGS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           YEAR ENDED JUNE 30, 1997



(1)  GENERAL:

     Mirage Holdings, Inc. was incorporated under the laws of the State of Nevada on March 18, 1997. Mirage Collection, Inc., a wholly-owned subsidiary of Mirage Holdings, Inc., began business as a partnership July 1, 1995, and was reorganized into a corporation in the State of Nevada pursuant to Internal Revenue Code Section 351 on April 1, 1997. Accordingly, the accompanying consolidated financial statements have been presented as though the acquisition of Mirage Collection, Inc. occurred at the beginning of the period (July 1, 1996).


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BUSINESS ACTIVITY:

        The operating subsidiary of the Company was formed for the purpose of marketing unique fashions. The subsidiary Company specializes in the marketing of fashions targeted toward the segment where discriminating customers are always looking for unique and innovative products.

     PRINCIPLES OF CONSOLIDATION:

        The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiary, Mirage Collection, Inc. All material intercompany accounts have been eliminated in consolidation.

     USE OF ESTIMATES:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE:

        Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments, none of which are held for trading purposes, approximate carrying values of such amounts.

     REVENUE RECOGNITION:

        Revenues for the Company are recognized upon the sale of the merchandise to the customer.



See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     CASH EQUIVALENTS:

        For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

     EARNINGS PER SHARE:

        Earnings per share have been calculated based upon the weighted average number of shares outstanding during the period. Shares issued for services are treated as outstanding for earnings per share purposes for all periods. Common stock equivalents have been excluded since their effect would be anti-dilutive.

        The Financial Accounting Standards Board (FASB) has issued a new statement recently (FASB No. 128) which requires companies to report "basic" earnings per share, which will exclude options, warrants and other convertible securities. The accounting and disclosure requirements of this statement are effective for financial statements for fiscal years beginning after December 15, 1997, with earlier adoption encouraged. Management does not believe that the adoption of this pronouncement will have a material impact on the financial statements.

     REALIZATION OF ASSETS:

        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles which contemplates continuation of the Company as a going concern. However, the Company has incurred a net loss of $289,891 for the year ended June 30, 1997 and has been dependent on proceeds from its private common stock offerings (see note 12) to finance its operating needs.
        Management believes continuation as a going concern is dependent upon maintaining sufficient cash flow from the sale of its common stock as part of an initial public offering.

     ACCOUNTING FOR STOCK-BASED COMPENSATION:

        During October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, which applies the fair-value method of accounting for stock-based compensation plans. In accordance with this recently issued standard, the Company expects to continue to account for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Proforma information regarding net income and earnings per share under the fair-value method has not been presented as the amounts are immaterial.



See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997




(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INCOME TAXES:

        Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.
        Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF:

        On April 1, 1997, the Company adopted the provision of FASB No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations or liquidity.

     INVENTORY:

        Inventory, consisting principally of finished goods, is valued at the lower of cost (first-in, first-out) or market.

     INTERIM FINANCIAL STATEMENTS (UNAUDITED):

        The accompanying unaudited condensed financial statements for the interim periods ended December 31, 1997 and 1996 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended December 31, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.



See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997



(3)  BASIS OF PRESENTATION:

     On April 1, 1997, the Company entered into an acquisition agreement whereby the Company acquired 100% of the outstanding capital stock of Mirage Collection, Inc. ("Collection"), a Nevada Corporation. In full consideration and exchange for the Collection stock, the Company issued and delivered 895,000 shares of its restricted common stock. Accordingly, the accompanying financial statements present the combined operating results of both entities for the entire year accounted for as a reorganization of businesses under common control in a manner similar to pooling of interest accounting.

     Upon completion of the merger and acquisition agreement, Collections' stockholder became a director and stockholder of the Company.


(4)  STOCK SUBSCRIPTION RECEIVABLE:

     Proceeds relating to stock subscription receivable at June 30, 1997 were received totaling $20,316 prior to August 26, 1997 from the issuance of stock relating to the private placement (Note 12). Accordingly, the balance sheet and the statement of cash flows present this transaction as part of cash and cash equivalents at June 30, 1997.


(5)  NOTE RECEIVABLE:

     The note receivable is a bridge loan to a product development company and is unsecured and bears interest at 10% per annum. The note is due the earlier of the development company's completion of an initial public offering or March 19, 1999. The purpose of the loan is to provide bridge financing to an unrelated company. In the event of default there will be no obligation to repay the note payable referred to in note 9. The product development company is not a related party to the loan payable holder.


(6)  PROPERTY AND EQUIPMENT:

     A summary is as follows:
        Leasehold improvements                            $43,277
        Machinery and equipment                             6,381
        Furniture and office equipment                      6,368
                                                          -------

                                                           56,026
        Less accumulated depreciation                      14,081
                                                          -------

                                                          $41,945
                                                          =======


See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997



(7)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     A summary is as follows:
        Fees relating to private offering                                                  $ 15,474
        Accrued interest                                                                      8,675
        Month end bills                                                                       8,417
        Sales tax                                                                             6,064
                                                                                           --------

                                                                                           $ 38,630
                                                                                           ========


(8)  NOTES PAYABLE:

     A summary is as follows:

        Note payable, unsecured, payable on demand, with interest
         at approximate Prime Base Rate (8.25%).                                           $ 37,500

        Note payable, unsecured, payable on demand, with interest
         at approximate Prime Base Rate (8.25%) to a stockholder
         and unsecured to all notes of Mirage Holdings, Inc.                                 10,000

        Note payable, unsecured, payable on demand, with interest
         at approximate Prime Base Rate (8.25%).                                              8,272

        Note payable, unsecured, payable on demand, with interest
         at approximate Prime Base Rate (8.25%) to a party
         related to a stockholder of Mirage Holdings, Inc.                                   21,200

        On February 26, 1997, Mirage Collection, Inc. issued an
         unsecured note to a related party.  The note is due on
         February 26, 2000 and bears interest at the rate of 10%
         per annum.  The note contains a conversion feature whereby the holder of the note may, at any time, convert the balance due and owing to it into shares of common stock of the
         Company at the rate of $0.50 per share.  The holder of the
         note is a related party to a stockholder of Mirage Holdings, Inc.                   37,678
                                                                                           --------

                                                                                            114,650
         Less current maturities                                                             92,279
                                                                                           --------

                                                                                           $ 22,371
                                                                                           ========

    Interest on these obligations amounted to $5,202 for the year ended June 30, 1997.


 See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997



(9)  LOAN PAYABLE, RELATED PARTY:

     The loan payable, related party is secured by, and due upon payment of the bridge loan receivable from the product development company (referred to in note 5) and bears interest at 10% per annum. Knightrider Investments, Ltd., a related party through a common stockholder, is the holder of the loan.


(10) COMMITMENTS:

     The Company leases a 2,500 square feet showroom in Artesia, California. The lease expires on August 31, 2000 and requires monthly payments of approximately $3,200. The Company has an option to renew the lease for an additional five year term, from September 1, 2000 to August 31, 2005. The terms of such renewal shall be agreed upon prior to execution of the lease option.

     The Company also leases a 1,150 square feet showroom in Diamond Bar, California. The lease expires on September 30, 2001 and requires monthly payments of approximately $1,150. Prior to its termination, the Company has an option to renew the lease for an additional five year term at the then fair market value of the property.

     The following is a schedule by years of future minimum rental payments required under operating leases that have noncancellable lease terms in excess of one year as of June 30, 1997:

        Year ending June 30,
           1998                                   $ 52,200
           1999                                     52,200
           2000                                     39,400
           2001                                     10,350
                                                  --------

                                                  $154,150
                                                  ========

    Rent expense amounted to $46,759 for the year ended June 30, 1997.



See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997



(11) INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN:

     On April 1, 1997, the Company adopted an Incentive and Nonstatutory Stock Option Plan (the "Plan") for its employees and consultants under which a maximum of 500,000 options may be granted to purchase common stock of the Company. Two types of options may be granted under the Plan: (1) Incentive Stock Options (also know as Qualified Stock Options) which may only be issued to employees of the Company and whereby the exercise price of the option is not less than the fair market value of the common stock on the date it was reserved for issuance under the Plan; and (2) Nonstatutory Stock Options which may be issued to either employees or consultants of the Company and whereby the exercise price of the option is less than the fair market value of the common stock on the date it was reserved for issuance under the plan. Grants of options may be made to employees and consultants without regard to any performance measures. All options listed in the summary compensation table ("Securities Underlying Options") were issued pursuant to the Plan. An additional 20,000 Incentive Stock Options were issued to a non-officer-stockholder of the Company. All options issued pursuant to the Plan vest over an 18 month period from the date of the grant per the following schedule: 33% of the options vest on the date which is six months from the date of the grant; 33% of the options vest on the date which is 12 months from the date of the grant; and 34% of the options vest on the date which is 18 months from the date of the grant. All options issued pursuant to the Plan are nontransferable and subject to forfeiture. As of June 30, 1997, the Company has issued 120,000 Incentive Stock Options with an exercise price of $0.01 per share, of which 39,600 have vested but have not been exercised.

     Proforma net income and earnings per share, as if the fair value method of accounting were used, has not been presented because the amounts are immaterial for the period presented. The period for which related employee services are to be rendered in connection with the stock options granted is largely related to the fiscal year end June 30, 1998.


(12) PRIVATE PLACEMENT:

     On April 10, 1997, the Company commenced a private placement (the "Private Placement") of 564,065 shares of the Company's common stock at a purchase price of $0.50 per share (the "Private Placement Stock") and 444,500 warrants, each warrant to purchase one share of the Company's common stock at an exercise price of $0.75 for a term of five years at a purchase price of $0.10 per warrant (the "Private Placement Warrants"). The Private Placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The offering generated gross proceeds of approximately $326,500.



See accompanying independent auditors' report.

                             MIRAGE HOLDINGS, INC.

                           YEAR ENDED JUNE 30, 1997




(13)  INVESTMENT, RELATED PARTY:

      On March 30, 1997, the Company purchased 10% of the outstanding capital stock of Network Solutions (PVT) Limited, a software development firm in Lahore, Pakistan ("NetSol"), in exchange for the payment of $200,000. The cash consideration of $200,000 was paid by the Company from the net proceeds of the Private Placement (note 12). NetSol was incorporated in Pakistan on August 22, 1996, under the Companies Ordinance 1984, as a private company limited by shares. The principal business of NetSol is the development and export of software. A stockholder of the Company is affiliated to the officers of NetSol.

      The investment purchased is speculative in nature and may involve a high degree of risk to the Company. The Company does not anticipate the ability to sell or redeem its investment in the near term. The Company does not anticipate receiving any earnings or dividends on the investment in the near term.


(14)  DEFERRED ACQUISITION COSTS:

      The Company is in the registration process of a proposed public offering. Deferred stock offering costs of $40,000 will be charged against the proceeds of the proposed public offering when, and if, it becomes effective.



See accompanying independent auditors' report.

                     [LETTERHEAD OF AMIN, MUDASSAR & CO.]

AUDITORS' REPORT TO THE MEMBERS

We have audited the annexed balance sheet of Network Solutions (Pvt) Limited as at June 30, 1997 and the related statements of income, stockholders' equity and cash flows for the period August 22, 1996 (inception) to June 30, 1997. We conducted our audit in accordance with International Standards on Auditing which are comparable in all respects with U.S. generally accepted auditing standards and we state that we have obtained all the information and explanations which to the best of our knowledge and belief were necessary for the purposes of our audit and, after due verification thereof, we report that:

     (a) in our opinion, proper books of account have been kept by the company as required by the Companies Ordinance, 1984;

     (b)  in our opinion:

          (i) the balance sheet and income statement together with the notes thereon have been drawn up in conformity with the COmpanies Ordinance, 1984 and are in agreement with the books of account and are further in accordance with accounting policies consistently applied.

         (ii) the expenditure incurred during the year was for the purpose of Company's business; and

         (iii) the business conducted, investments made and the expenditure incurred during the year were in accordance with the objects of the company;

     (c) in our opinion and to the best of our information and according to the explanations given to us, the balance sheet, income statement, statement of stockholders' equity and cash flow statement, together with the notes forming part thereof, give the information required by the Companies Ordinance, 1984 in the manner so required and respectively give a true and fair view of the state of the Company's affairs as at June 30, 1997 and of the income and the cash flows for the period August 22, 1996 (inception) to June 30, 1997 in accordance with International Accounting Standards which are similar in all material respects to U.S. generally accepted accounting principles, and

     (d) In our opinion, no Zakat was deductible at source under the Zakat and Ushr Ordinance, 1980.

/s/ Amin Mudassar
CHARTERED ACCOUNTANTS
Lahore, Pakistan:
Dated:  July 23, 1997

                        NETWORK SOLUTIONS (PVT) LIMITED

                                BALANCE SHEETS


                      ASSETS                        December 31,     June 30,
                                                       1997            1997
                                                       ----            ----
                                                    (unaudited)
CURRENT ASSETS:
  Cash and bank balances                               $ 25,402     $305,856
  Accounts receivable                                    37,667       23,390
  Advances, prepaid expenses and other receivable        62,604       20,849
                                                       --------     --------

          Total current assets                          125,673      350,095

PROPERTY AND EQUIPMENT, net                             104,912       87,818

ASSETS UNDER CAPITAL LEASE                               18,343       18,343

LONG-TERM DEPOSITS AND DEFERRED COST                      5,662        5,577
                                                       --------     --------

                                                       $254,590     $461,833
                                                       ========     ========

The annexed notes from 1 to 24 form an integral part of these accounts.

                        NETWORK SOLUTIONS (PVT) LIMITED

                                BALANCE SHEETS


         LIABILITIES AND STOCKHOLDERS' EQUITY         December 31,     June 30,
                                                         1997            1997
                                                         ----            ----
                                                       (unaudited)
CURRENT LIABILITIES:
  Current portion of obligations under capital lease     $   6,721     $  6,721
  Short term borrowing                                           -       81,066
  Accrued and other liabilities                              1,883       20,449
  Provision for taxation                                     2,583        2,583
                                                         ---------     --------

          Total current liabilities                         11,187      110,819

LONG-TERM OBLIGATIONS UNDER CAPITAL LEASE                   11,108       14,918

LOANS PAYABLE, LONG-TERM                                    50,000            -
                                                         ---------     --------
                                                            72,295      125,737
                                                         ---------     --------

STOCKHOLDERS' EQUITY:
  400 shares issued to shareholders @ Rs. 100 each             986          986

RETAINED EARNINGS (DEFICIT)                               (107,948)      45,853
                                                         ---------     --------

          Total stockholders' equity                      (106,962)      46,839
                                                         ---------     --------

                                                           (34,667)     172,576

DEPOSIT FOR SHARES                                         289,257      289,257
                                                         ---------     --------

          Total liabilities and stockholders' equity     $ 254,590     $461,833
                                                         =========     ========

The annexed notes from 1 to 24 form an integral part of these accounts.

                        NETWORK SOLUTIONS (PVT) LIMITED

                               INCOME STATEMENTS



                                      Six months ended    August 22 (inception)    Year ended
                                     ended December 31,      to December 31,      June 30, 1997
                                     -------------------  ----------------------  -------------
                                            1997                   1996
                                            ----                   ----
                                         (unaudited)           (unaudited)

SALES                                      $  93,071            $77,806           $     258,282
                                           ---------            -------           -------------

OPERATING EXPENSES:
  Research and development                   111,745             35,065                 112,306
  Administrative and selling                 109,751             12,856                  73,645
                                           ---------            -------           -------------

                                             221,496             47,921                 185,951
                                           ---------            -------           -------------

OPERATING INCOME (EXPENSE)                  (128,425)            29,885                  72,331

OTHER INCOME (LOSS)                          (23,661)                 -                   4,085
                                           ---------            -------           -------------

                                            (152,086)            29,885                  76,416
                                           ---------            -------           -------------

FINANCIAL CHARGES                              1,715                  -                   2,272

EXPENSES PRIOR TO INCORPORATION                    -             22,669                  25,709
                                           ---------            -------           -------------

                                               1,715             22,669                  27,981
                                           ---------            -------           -------------

INCOME (LOSS) BEFORE TAXATION               (153,801)             7,215                  48,436

PROVISION FOR TAXATION                             -                  -                   2,583
                                           ---------            -------           -------------

RETAINED EARNINGS CARRIED FORWARD          $(153,801)           $ 7,215           $      45,853
                                           =========            =======           =============

The annexed notes from 1 to 24 form an integral part of these accounts.

                        NETWORK SOLUTIONS (PVT) LIMITED

                       STATEMENT OF STOCKHOLDERS' EQUITY

                           YEAR ENDED JUNE 30, 1997

Issued, subscribed and paid up capital
400 ordinary shares of Rs. 100 each
fully paid in cash                        $     986

Retained earnings                            45,853
                                          ---------

Balance at June 30, 1997                     46,839

Net loss for the six months ended
  December 31, 1997                        (153,801)
                                          ---------

Balance at December 31, 1997              $(106,962)
                                          =========

The annexed notes from 1 to 24 form an integral part of these accounts.

                        NETWORK SOLUTIONS (PVT) LIMITED

                           STATEMENTS OF CASH FLOWS



                                                             Six months ended    August 22 (inception)     Year ended
                                                            ended December 31,      to December 31,      June 30, 1997
                                                            -------------------  ----------------------  --------------
                                                                   1997                   1996
                                                            -------------------  ----------------------
                                                                (unaudited)           (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Income (loss) before taxation                                      $(153,801)               $  7,216        $ 48,436

ADD ADJUSTMENT FOR NON CASH CHARGES AND OTHER ITEMS
      Depreciation                                                          --                      --          10,642
      Amortization of capital lease                                         --                      --           4,586
      Deferred cost written off                                             --                      --           1,216
      Financial charges                                                  1,715                      --           2,272
                                                                     ---------                --------        --------

INCOME BEFORE WORKING CAPITAL CHARGES                                 (152,086)                  7,216          67,151
                                                                     ---------                --------        --------

MOVEMENT IN WORKING CAPITAL
    INCREASE IN CURRENT ASSETS:
      Accounts receivable                                              (14,277)                (44,339)        (23,390)
      Advances, prepaid expenses and
        other receivables                                              (41,755)                 (3,172)        (20,848)
                                                                     ---------                --------        --------

                                                                       (56,032)                (47,511)        (44,238)
                                                                     ---------                --------        --------

    INCREASE (DECREASE) IN ACCRUED AND OTHER LIABILITIES               (18,566)                  6,935          19,676
                                                                     ---------                --------        --------

CASH GENERATED FROM OPERATIONS                                        (226,684)                (33,360)         42,589

  Financial charges paid                                                (1,714)                     --          (1,499)
  Long-term deposits and deferred cost                                     (85)                     --          (6,793)
                                                                     ---------                --------        --------

NET CASH INFLOW FROM OPERATIONS                                       (228,483)                (33,360)         34,297

CASH FLOWS FROM INVESTING ACTIVITIES -
  Property and equipment purchased                                     (17,094)                (25,821)        (98,461)
                                                                     ---------                --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issue of share capital                                                    --                     986             986
  Deposit for shares                                                    50,000                  87,323         289,257
  Repayment of obligations under capital lease                          (3,811)                     --          (1,289)
                                                                     ---------                --------        --------

NET CASH INFLOW FROM FINANCING ACTIVITIES                               46,189                  88,309         288,954
                                                                     ---------                --------        --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (199,388)                 29,128         224,790

CASH AND CASH EQUIVALENTS, beginning of period                         224,790                      --              --
                                                                     ---------                --------        --------

CASH AND CASH EQUIVALENTS, end of period                             $  25,402                $ 29,128        $224,790
                                                                     =========                ========        ========


The annexed notes from 1 to 24 form an integral part of these accounts.

                        NETWORK SOLUTIONS (PVT) LIMITED

                             NOTES TO THE ACCOUNTS

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997



1.  THE COMPANY AND NATURE OF BUSINESS:

    Network Solutions (Pvt) Limited was incorporated in Pakistan on August 22, 1996 under the Companies Ordinance, 1984 as a private company limited by shares. The principal business of the Company is development and export of software.


2.  COMPLIANCE WITH IAS:

    The accounts comply with international Accounting Standards which are comparable in all material respect to U.S. General Accepted Accounting Principles.


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

3.1 ACCOUNTING CONVENTION:

    These accounts have been prepared under the historical cost convention.

3.2 PROPERTY AND EQUIPMENT:

    Property and equipment are stated at cost less accumulated depreciation.

    Depreciation is charged by applying reducing balance method to write off the cost over the remaining useful life of the assets. Rates of depreciation are stated in note 4.

    Full annul rate of depreciation is applied on the cost of additions while no depreciation is charged on assets deleted during the year.

    Maintenance and normal repairs are charged to income as and when incurred. Major renewals and improvements are capitalized.

    Gain and losses on disposal of assets, if any, are included in the income.

3.3 ASSETS UNDER CAPITAL LEASE:

    Assets acquired under finance leases are capitalized and are stated at the lower of present value of minimum lease payments under the lease agreements and the fair value of the assets. The related obligations of the leases are accounted for as liabilities.

    Assets acquired under finance leases are amortized over the useful life of the assets on a reducing balance method at the rates given in note 5.

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997


3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

3.4 TAXATION:

    The income of the Company from export of computer software and its related services developed in Pakistan is exempt from tax as per clause 179 of the Second Schedule to the Income Tax Ordinance, 1979. The export proceeds shall, however, be liable to deduction of tax at source under section 80Cc of the Income Tax Ordinance, 1979 in accordance with the rates prescribed in Eight Schedule to the Ordinance.

3.5 DEFERRED COSTS:

    Expenses, the benefits of which is expected to spread over several years, are deferred and amortized/written off over their useful life not exceeding five years commencing from the year in which the costs were incurred.

3.6 FOREIGN CURRENCIES:

    Assets and liabilities in foreign currencies are translated in Pak Rupees at the rates of exchange prevailing at the balance sheet date except those covered under forward exchange contract which are translated at cover rate. Exchange differences are included in current income.

3.7 REVENUE RECOGNITION:

    Revenue is recognized on issue of sale invoices.

4.  CASH AND BANK BALANCES:

                                                        1997                1997
                                                       Rupees           U.S. Dollars
                                                       ------           ------------
    These balances were held
    At banks
        on deposit accounts
          U.S $160,000                               $ 6,467,120            $159,441
        on current accounts including
          U.S. $13,948 and 31,935, respectively        3,088,360              76,141
        on savings accounts including
          U.S. $62,727 and 4,768, respectively         2,850,400              70,274
                                                     -----------        ------------

                                                     $12,405,880            $305,856
                                                     ===========        ============

4.1 Foreign currency deposit account is under lien with Citibank N.A. against credit facility given to the Company by the bank as referred to in note 10.

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997



5.  ACCOUNTS RECEIVABLE, CONSIDERED GOOD:

    These have been recognized on delivery and installation of software.
    Further the Company has only a few customers like Mercedes Benz Leasing which have had a history with the Company of little to no debt, therefore an allowance for bad debt is not considered necessary by the Company.


6.  ADVANCES, PREPAID EXPENSES AND OTHER RECEIVABLES:

                                           1997        1997
                                          Rupees   U.S. Dollars
                                         --------  ------------

    Advances - considered good
        Employees                        $ 27,340       $   674
    Due from directors and associates     606,970        14,964
    Prepayments                           211,336         5,210
                                         --------       -------

                                         $845,646       $20,849
                                         ========       =======

7.  PROPERTY AND EQUIPMENT:

    The following is the statement of property and equipment:

                                                                                Depreciation               Rupees       US Dollars
                                                                     --------------------------------
                                                        Cost to       Rate       Charge for     To        Net book       Net book
                     Particulars                        June 30,        %        the period   June 30,   value as at    value as at
                                                          1997                                  1997    June 30, 1997  June 30, 1997
    Computers                                          $1,828,655      10           $182,866  $182,866     $1,645,789        $40,576
    Air conditioners                                      510,907      10             51,091    51,091        459,816         11,336
    Furniture, carpets
      and telephones                                    1,119,427      10            111,943   111,943      1,007,484         24,839
    Electric fittings                                     211,690      10             21,169    21,169        190,521          4,697
    Vehicles                                              323,000      20             64,600    64,600        258,400          6,371
                                                       ----------      --           --------  --------     ----------        -------

                                                       $3,993,679                   $431,669  $431,669     $3,562,010        $87,818
                                                       ==========                   ========  ========     ==========        =======

    The depreciation charge on operating assets has been allocated as follows

                                                                                                            1997           1997
                                                                                                           Rupees      U.S. Dollars
                                                                                                        -------------  -------------
    Research and development cost                                                                          $  182,866        $ 4,508
    Administration and selling expenses                                                                       248,803          6,134
                                                                                                           ----------        -------

                                                                                                           $  431,669        $10,642
                                                                                                           ==========        =======


                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997

8.   ASSETS UNDER CAPITAL LEASE:

     The following is the statement of leased assets:

                                               Depreciation                   Rupees        US Dollars
                                     ---------------------------------
                      Cost to        Rate     Charge for        To           Net book        Net book
  Particulars        June 30,         %       the period      June 30,     value as at      value as at
                       1997                                    1997       June 30, 1997    June 30, 1997

Vehicles            $  930,000        20     $  186,000      $  186,000     $  744,000       $  18,343
                    ==========               ==========      ==========     ==========       =========

    The amortization charge on leased assets has been allocated to administration expenses referred to in note 17.

9.  LONG TERM DEPOSITS AND DEFERRED COST:

                                                        1997         1997
                                                       Rupees    U.S. Dollars
                                                       ------    ------------
    Long term deposits                              $  226,200      $   5,577
    Deferred cost
        Preliminary expenses                            49,315          1,216
        Less:  written of during the year - charged
          to administration expenses                   (49,315)        (1,216)
                                                    ----------      ---------

                                                    $  226,200      $   5,577
                                                    ==========      =========

10.  SHORT TERM BORROWING - SECURED:

     This borrowing has been arranged from Citibank N.A. against aggregate sanctioned limit of Rs. 3,500,000 (US Dollars 86,289). It is secured against the US$ deposit account included in bank balances referred to in note 4.1 and is subject to interest @ Re. 0.50 per thousand per diem.

11.  ACCRUED AND OTHER LIABILITIES:

                                                          1997        1997
                                                         Rupees   U.S. Dollars
                                                        --------  ------------
    Accrued liabilities                                 $796,647       $19,641
    Interest accrued on short term secured borrowing      31,356           773
    Others                                                 1,451            36
                                                        --------       -------

                                                        $829,454       $20,449
                                                        ========       =======

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997

12.  LONG TERM OBLIGATIONS UNDER CAPITAL LEASE:

                                                    1997           1997
                                                   Rupees      U.S. Dollars
                                                -------------  -------------
    Assets acquired during the year               $  930,000   $     22,928
    Less:  Amount paid during the year                52,301          1,289
                                                  ----------   ------------

                                                     877,699         21,639
    Less:  Payable within one year shown
           Under current liabilities                (272,606)        (6,721)
                                                  ----------   ------------

                                                  $  605,093   $     14,918
                                                  ==========   ============

    This represents finance obtained under lease agreement for a vehicle from Pacific Leasing Company Limited:

    Significant terms and conditions are as under:

                                                    1997           1997
                                                   Rupees      U.S. Dollars
                                                   ------      ------------
    Principal and finance charges               $  1,122,732   $     27,680
    Installment payment rest                         monthly        monthly
    Each installment                                  31,187            769
    No. of installments                                   36             36
    Commenced from                              May 13, 1997   May 13, 1997
    Applicable rate of interest                  13.45% p.a.    13.45% p.a.

        The future minimum lease payments to which the Company is committed to as of June 30, 1997 are:

                                                                                                           1997           1997
                                                                                                          Rupees      U.S. Dollars
                                                                                                          ------      ------------
    Year ended June 30,
        1998                                                                                             $  374,244        $ 9,227
        1999                                                                                                374,244          9,227
        2000                                                                                                311,870          7,689
                                                                                                         ----------        -------

                                                                                                          1,060,358         26,142

    Less: Financial charges allocated to future periods                                                    (182,659)        (4,503)
                                                                                                         ----------        -------

                                                                                                         $  877,699        $21,639
                                                                                                         ==========        =======

13. CONTINGENCIES AND COMMITMENTS:

    There were no contingencies and commitments as of June 30, 1997.

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997

14. DEPOSIT FOR SHARES:

                                        1997              1997
                                       Rupees         U.S. Dollars
                                 -------------------  ------------
    Sponsors                               3,648,688        89,955

    Mirage Holdings, Inc. USA              8,083,900       199,302
                                         -----------  ------------

                                         $11,732,588      $289,257
                                         ===========  ============

    It is the intention of the management to authorize and issue an additional 20,000 shares, of which Mirage Holdings, Inc. USA will hold approximately 10% or 2,000 shares.

15. SALES:

                        August 22, 1996  August 22, 1996
                        to June 30 1997  to June 30, 1997
                            Rupees         U.S. Dollars
                            ------         ------------
    Software sale           $ 3,938,972          $ 97,112
    Software support            984,824            24,280
    Consulting fees           5,552,413           136,890
                            -----------          --------

                            $10,476,209          $258,282
                            ===========          ========

    This represents first year sales period ending June 1997. Network Solution is a Software developer, system solution provider and consultant. In the first year, approximately 505 revenue was generated from software development/product sale and support of these products.

16. RESEARCH AND DEVELOPMENT COST:

                                   August 22, 1996  August 22, 1996
                                   to June 30 1997  to June 30, 1997
                                       Rupees         U.S. Dollars
                                       ------         ------------
    Staff salaries and benefits         $2,749,256          $ 67,781
    Staff training                         249,443             6,150
    Traveling and conveyance             1,091,000            26,898
    Electricity charges                     50,667             1,249
    Printing and stationery                196,909             4,855
    Computer maintenance                    27,852               687
    Insurance                                7,277               179
    Depreciation                           182,866             4,508
                                        ----------          --------

                                        $4,555,270          $112,306
                                        ==========          ========

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997



17. ADMINISTRATION AND SELLING EXPENSES:

                                      August 22, 1996    August 22, 1996
                                      to June 30 1997    to June 30, 1997
                                          Rupees            U.S. Dollars
                                          ------            ------------
    ADMINISTRATION
    Directors remuneration                $   762,000       $    18,786
    Staff salaries and benefits               242,000             5,966
    Rent, rates and taxes                     206,150             5,082
    Telephone charges                         348,885             8,601
    Staff teas and refreshments                79,815             1,968
    Fee and subscription                        6,400               158
    Insurance                                  14,125               348
    Vehicle running expenses                  201,640             4,971
    Repairs and maintenance                     9,859               243
    Legal and professional charges             15,000               370
    Auditors' remuneration                     25,000               616
    Depreciation                              248,803             6,134
    Amortization on leased assets             186,000             4,586
    Deferred costs written off                 49,315             1,216
    Miscellaneous expenses                    229,600             5,661
                                          -----------       -----------
                                            2,624,592            64,707
                                          -----------       -----------
    SELLING
    Traveling and conveyance                  100,645             2,481
    Guesthouse expenses                       200,074             4,933
    Advertisement                              61,800             1,524
                                          -----------       -----------
                                              362,519             8,938
                                          -----------       -----------

                                          $ 2,987,111       $    73,645
                                          ===========       ===========

18. OTHER INCOME:

    This represents the net exchange fluctuation gain arises on conversion of assets and liabilities, to Pak Rupees on the balance sheet date.

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997

19. FINANCIAL CHARGES:

                                                          August 22, 1996    August 22, 1996
                                                          to June 30 1997    to June 30, 1997
                                                               Rupees          U.S. Dollars
                                                               ------          ------------
    Interest on short term secured finance                     $  32,038       $          790
    Central excise duty on short term secured finance              3,860                   95
    Interest on liabilities under finance lease                   10,073                  248
    Front-end fee and lease processing charges                    15,486                  382
    Bank charges                                                  30,682                  756
                                                               ---------       --------------

                                                               $  92,139       $        2,272
                                                               =========       ==============

20. EXPENSES PRIOR TO INCORPORATION:

                                    March 1, 1996     March 1, 1996
                                   to July 31, 1997  to July 31, 1997
                                        Rupees         U.S. Dollars
                                        ------         ------------

    Staff salaries and benefits         $   530,642    $       13,083
    Rent, rates and taxes                    64,500             1,590
    Electricity charges                       4,891               121
    Telephone charges                        26,739               659
    Printing and stationery                  21,025               518
    Traveling and conveyance                174,354             4,299
    Staff tea and refreshments                9,961               246
    Computer maintenance                      6,450               159
    Vehicle running                          44,017             1,085
    Advertisement                            83,630             2,062
    Miscellaneous expenses                   76,575             1,888
                                        -----------    --------------

                                        $ 1,042,784    $       25,709
                                        ===========    ==============

21. TAXATION:

    Rate of deduction on export sales of computer software has not been prescribed in Eighth Schedules to the Income Tax Ordinance, 1979. However, provision of tax at the maximum rate of 1% of export sales has been provided in the accounts under section 80CC.

                        NETWORK SOLUTIONS (PVT) LIMITED

          FOR THE PERIOD AUGUST 22, 1996 (INCEPTION) TO JUNE 30, 1997



22.  CASH AND CASH EQUIVALENTS:

     These comprise of:
                                     1997              1997
                                    Rupees         U.S. Dollars
                                    ------         -------------
     Cash and bank balances          $12,405,880   $    305,856
     Short term borrowing             (3,288,128)       (81,066)
                                     -----------   ------------

                                     $ 9,117,752   $    224,790
                                     ===========   ============

23.  EXCHANGE RATE DATA:

     The exchange rate used in the preparation of these financial statements is the noon buying rate in New York City for cable transfers in foreign currencies as certified by the Federal Reserve Bank in New York for the disclosed period.

     The amount in US dollars shown in the accounts is solely stated for convenience and do not represent Pakistan Rupees that could be converted into US dollars. These amounts have been arrived at by converting rupee amounts at the rate of Rs. 40.56115 = US $1. The average rate of the period August 22, 1996 (inception) to June 30, 1997 is not materially different.

24.  GENERAL

24.1 There are no comparative figures as the Company is incorporated since August 22, 1996.

24.2 The financial year end of the Company is June 30, 1997.

                         INDEPENDENT AUDITORS' REPORT

To The Partners
Mirage Collection
Artesia, California

  We have audited the accompanying balance sheet of Mirage Collection, a Partnership, as of June 30, 1996, and the related statements of operations, partnership equity, and cash flows for the twelve month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirage Collection at June 30, 1996, and the results of its operations and its cash flows for the twelve month period then ended in conformity with generally accepted accounting principles.

  Our examination was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages 9-11, is presented for purposes of additional information and is not a required part of the basic financial statements. Such information has been subjected to auditing procedures applied in the examination of the basic financial statements, and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ HOFFSKI & PISANO, P.C.
Irvine, California
September 30, 1996

                        MIRAGE COLLECTION, A PARTNERSHIP

                                 BALANCE SHEET

                                 JUNE 30, 1996

                                ASSETS
                                ------

CURRENT ASSETS:
  Cash................................................................ $     85
  Accounts Receivable.................................................    8,049
  Inventory...........................................................   62,615
                                                                       --------
    Total Current Assets..............................................   70,749

PROPERTY, PLANT, AND EQUIPMENT, AT COST:
  Equipment...........................................................    5,191
  Furniture And Fixtures..............................................      703
  Leasehold Improvements..............................................   40,562
                                                                       --------
    Total Property, Plant, And Equipment..............................   46,456
    Less Accumulated Depreciation (Note A)............................   (6,827)
                                                                       --------
    Net Property, Plant, And Equipment................................   39,629
                                                                       --------
OTHER ASSETS:
  Deposits............................................................    3,730
                                                                       --------
    Total Other Assets................................................    3,730
                                                                       --------
    Total Assets...................................................... $114,108
                                                                       ========
                   LIABILITIES AND PARTNERS' EQUITY
                   --------------------------------

CURRENT LIABILITIES:
  Bank Overdraft...................................................... $ 14,664
  Accounts Payable....................................................   12,848
  Accrued Expenses....................................................    5,640
  Interest Payable....................................................    1,490
  Notes Payable (Note B)..............................................   70,200
                                                                       --------
  Total Current Liabilities...........................................  104,842
                                                                       --------
  Partners' Equity....................................................    9,266
                                                                       --------
  Total Liabilities and Partners' Equity.............................. $114,108
                                                                       ========

            See accompanying notes and independent auditors' report.

                        MIRAGE COLLECTION, A PARTNERSHIP

                            STATEMENT OF OPERATIONS

                          FOR YEAR ENDED JUNE 30, 1996

Sales................................................................ $199,230
Costs of Sales
  Beginning Inventory................................................    5,000
  Purchases..........................................................  217,058
  Customs............................................................      907
  Less: Ending Inventory.............................................  (62,615)
                                                                      --------
    Total Costs of Sales.............................................  160,350
                                                                      --------
Gross Profit.........................................................   38,880
General & Administrative Expenses....................................   97,192
                                                                      --------
Income From Operations...............................................  (58,312)
Other Income (Expense):
  Interest Expense...................................................   (4,000)
  Interest Income....................................................       17
                                                                      --------
    Total Other Income (Expense).....................................   (3,983)
                                                                      --------
Net Income/(Loss).................................................... $(62,295)
                                                                      ========


            See accompanying notes and independent auditors' report.

                        MIRAGE COLLECTION, A PARTNERSHIP

                         STATEMENT OF PARTNERS' EQUITY

                          FOR YEAR ENDED JUNE 30, 1996

BEGINNING PARTNERS' EQUITY............................................ $  5,950
  Capital Contributions...............................................   65,611
  Net Loss............................................................  (62,295)
                                                                       --------
ENDING PARTNERS' EQUITY............................................... $  9,266
                                                                       ========



            See accompanying notes and independent auditors' report.

                        MIRAGE COLLECTION, A PARTNERSHIP

                            STATEMENT OF CASH FLOWS

                                 JUNE 30, 1996

CASH FLOWS USED IN OPERATING ACTIVITIES:
Net Loss............................................................ $ (62,295)
  Non Cash Items Included In Net Loss:
    Depreciation....................................................     6,827
  Changes In:
    Accounts Receivable.............................................    (8,049)
    Inventory.......................................................   (57,615)
    Deposits........................................................    (3,730)
    Accounts Payable................................................    12,848
    Accrued Expenses................................................     5,640
    Interest Payable................................................     1,490
                                                                     ---------
      Net Cash Used In Operating Activities.........................  (104,884)
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of Fixed Assets..........................................   (46,406)
                                                                     ---------
      Net Cash Used In Investing Activities.........................   (46,406)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Notes Payable.....................................................    70,200
  Capital Contributions.............................................    65,611
                                                                     ---------
      Net Cash From Financing Activities............................   135,811
                                                                     ---------
      Net Change In Cash............................................   (15,479)
Cash at Beginning of the Year.......................................       900
                                                                     ---------
Cash at End of the Year............................................. $ (14,579)
                                                                     =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest Paid..................................................... $   2,510
                                                                     =========
  Income Taxes Paid................................................. $       0
                                                                     =========


            See accompanying notes and independent auditors' report.

                       MIRAGE COLLECTION, A PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1996

NOTE A: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(1) NATURE OF BUSINESS

  Mirage Collection, A Partnership is engaged in the retail clothing business. The Company's financial statements are presented in accordance with generally accepted accounting principles.

(2) BASIS OF ACCOUNTING

  The Company uses the accrual method of accounting for financial statement purposes. Revenue is recognized at the point of sale.

(3) PROPERTY, PLANT, AND EQUIPMENT

  Depreciable assets are stated at cost; major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. For financial statement purposes, assets are depreciated using the straight line method of depreciation over lives of five to seven years.

(4) INVENTORY

  Inventory consists primarily of clothing garments held for resale and are valued at the lower of actual cost or market. Cost is determined by specific identification of each unit.

(5) USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B: NOTES PAYABLE

  Notes Payable consists of four notes to various individuals all maturing within the next six months. Interest has been accrued in accordance with the terms of the loan agreements.

NOTE C: COMMITMENTS

  The Company leases its store facilities under a five-year operating lease for $3,200 per month. The lease expires on August 31, 2000 and requires minimum annual lease rentals as follows:

      1996-97.......................................................... $ 38,400
      1997-98..........................................................   38,400
      1998-99..........................................................   38,400
      1999-00..........................................................   38,400
      2000.............................................................    6,400
                                                                        --------
                                                                        $160,000
                                                                        ========

  Rent expense for the year ended June 30, 1996 totaled $28,800.

                        MIRAGE COLLECTION, A PARTNERSHIP

                              SCHEDULE OF REVENUE

                          FOR YEAR ENDED JUNE 30, 1996

REVENUE:
  Sales Revenue....................................................... $204,482
  Less: Sales Returns.................................................   (5,252)
                                                                       --------
TOTAL REVENUE......................................................... $199,230
                                                                       ========

                        MIRAGE COLLECTION, A PARTNERSHIP

                 SCHEDULE OF GENERAL & ADMINISTRATIVE EXPENSES

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1996

GENERAL & ADMINISTRATIVE EXPENSES:
  Advertising........................................................... $ 6,315
  Alterations...........................................................     292
  Bad Debt..............................................................   1,869
  Bank Charges..........................................................     389
  Commissions...........................................................      75
  Contributions.........................................................      50
  Credit Card Expense...................................................   1,321
  Depreciation..........................................................   6,827
  Dues & Subscriptions..................................................     155
  Entertainment.........................................................      95
  Exhibition............................................................  13,687
  Freight...............................................................      38
  Insurance.............................................................   1,891
  Miscellaneous.........................................................     336
  Office Expenses.......................................................     263
  Office Supplies.......................................................   2,846
  Outside Services......................................................   5,205
  Postage...............................................................      53
  Printing..............................................................     755
  Rent..................................................................  28,800
  Repairs & Maintenance.................................................     262
  Tax & License.........................................................     109
  Telephone.............................................................   3,973
  Travel................................................................  19,760
  Utilities.............................................................   1,826
                                                                         -------
    Total General & Administrative Expenses............................. $97,192
                                                                         =======

================================================================================
NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE ORDINARY SHARES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                      ____________________________________

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
Prospectus Summary                                     1
Risk Factors                                           4
Dilution                                              11
Comparative Data                                      12
Use of Proceeds                                       13
Dividend Policy                                       13
Capitalization                                        14
Selected Financial Data                               15
Management's Discussion and Analysis of
  Financial Condition and Results of Operations       16
Business of the Company                               20
Management                                            26
Employment and Related Agreements                     28
Certain Transactions                                  29
Principal Shareholders                                31
Selling Shareholders                                  33
Plan of Distribution                                  34
Description of Securities                             34
Shares Eligible for Future Sale                       35
Underwriting                                          36
Legal Matters                                         37
Experts                                               38
Additional Information                                38
Index to Financial Statements                        F-1
   -------------------------------------------------


     UNTIL MAY 22, 1998 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================

================================================================================



                        UP TO 500,000 SHARES OF COMMON
                       STOCK AND 1,000,000 WARRANTS TO
                         PURCHASE ONE SHARE OF COMMON
               STOCK FOR $6.00 MINIMUM OFFERING: 250,000 SHARES
                                OF COMMON STOCK

                                $5.15 PER SHARE
                               $0.10 PER WARRANT

                             MIRAGE HOLDINGS, INC.



                                ______________

                                  PROSPECTUS
                                ______________


                            PLATINUM EQUITIES, INC.

                       _________________________________

                               APRIL 27, 1998

================================================================================

                             MIRAGE HOLDINGS, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------  ------------------------------------------

     The Nevada Corporation Law and the Company's Certificate of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------  -------------------------------------------


SEC Registration Fee                                 $  3,586
NASD Fee                                             $    768
Accounting Fees and Expenses                         $ 10,000
Legal Fees and Expenses                              $ 50,000
Printing Expenses                                    $ 10,000
Blue Sky Fees and Expenses                           $ 10,000
Underwriters' Non-accountable Expense Allowance      $ 37,500
Miscellaneous                                        $    146
                                                     --------
     Total                                           $122,000


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES
--------  ---------------------------------------

     On April 1, 1997, in connection with the reorganization of the Company from a partnership to a corporation, the Company issued 895,000 shares of its Common Stock, to Whittington Investments, Ltd., the owner of the limited partnership in exchange for ownership of the Company. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to this transaction were restricted securities as defined in Rule 144. Whittington Investments, Ltd. is an accredited investor as that term is defined in Rule 501 of Regulation D adopted under the Securities Act of 1933.


     Also on April 1, 1997, in connection with the reorganization of the Company from a partnership to a corporation, the Company issued 5,000 shares of its Common Stock, to Saima Khan, in consideration of past services rendered for the Company and to entice Ms. Khan to continue working with the Company in its new corporate form. This transaction was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to this transaction were restricted securities as defined in Rule 144. Ms. Khan is a sophisticated investor as she has sufficient business and financial experience so that the Company can reasonably assume that she has the capacity to protect her interest in connection with the transaction, she is the original founder of Mirage Collection, Inc., the Company's wholly-owned subsidiary, and she had full and complete access to information on the Company necessary to make an investment decision.

     Also on April 1, 1997, in connection with the reorganization of the Company from a partnership to a corporation, the Company issued the following denominations of shares of its Common Stock to the following individuals to entice such individuals to work with the Company in its new corporate form:

                    Najeeb Ghauri        200,000 shares
                    Irfan Mustafa        100,000 shares
                    Gill Champion         50,000 shares

These transactions were exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to these transactions were restricted securities as defined in Rule 144. Messrs. Ghauri, Mustafa, and Champion are sophisticated investors as they have sufficient business and financial experience so that the Company can reasonably assume that they have the capacity to protect their interest in connection with the transaction, they are officers and directors of the Company, and they had full and complete access to information on the Company necessary to make an investment decision.

     On April 10, 1997, the Company commenced a private placement (the "Private Placement") of 564,065 shares of the Company's common stock at a purchase price of $0.50 (the "Private Placement Stock") and 444,500 warrants, each warrant to purchase one share of the Company's common stock at an exercise price of $0.75 for a term of five years at a purchase price of $0.10 (the "Private Placement Warrants"). The Private Placement was exempt from the registration provisions of the Act by virtue of Section 4(2) of the Act, as transactions by an issuer not involving any public offering. The securities issued pursuant to the Private Placement were restricted securities as defined in Rule 144. The Private Placement Stock and the Common Stock underlying the Private Placement Warrants are being registered herein. The offering generated net proceeds of approximately $300,000. All investors in the Private Placement were accredited investors as that term is defined in Rule 501 of Regulation D adopted under the Securities Act of 1933.

     Following is a list of the investors in the Private Placement:

INVESTOR NAME                                           SECURITIES PURCHASED/1/
-------------                                           --------------------

Horwitz & Beam, Inc., a California corporation/3/               9,500
Horwitz & Beam, Inc., a California corporation/3/               2,500/2/
Normaco Capital, Inc., a corporation                           10,000
Clarence W. Coffey, an individual                              20,000
Rockspitz Stiftung                                              9,500
Rockspitz Stiftung                                              5,000/2/
Richard Houlihan, an individual                                20,000
Clearweather Investments                                       98,065
Clearweather Investments                                      259,500/2/
Ian R. Hendry, an individual                                   15,000
Damson Investments Limited, a corporation                      11,600
Damson Investments Limited, a corporation                     102,000/2/
John C. Accetta, an individual                                  8,000
Harold Mendoza and Donna Mendoza, JTWROS                       20,000
Bernard Collura and Stella Collura, JTWROS                      4,000
Dennis R. Johnson, an individual                                5,000
Graham Thorogood, an individual                                 3,000
Richard D. David, Esq.                                         10,000
Ronald W. Tupper TTEE of the Winthrop Trust                    40,000
Stanley Decker, an individual                                  40,000
Sean Kelly, an individual                                       6,000
Moncrieff Capital Corporation, a corporation                   10,000
Whittington Investments, Ltd.                                  75,400
Whittington Investments, Ltd.                                  23,000/2/
Damask International, Ltd.                                      9,500
Damask International, Ltd.                                      2,500/2/
Hawk's Nest Investments, Ltd.                                   9,500
Hawk's Nest Investments, Ltd.                                   2,500/2/
Winthrop Venture Fund, Ltd.                                    50,000
Equitrade Securities Corp.                                     10,000
Noreen S. Khan, an individual/4/                               10,000
Abdul S. Khan, an individual/5/                                20,000

Total                                                         921,065

--------------

/1/   All of these Shares are currently restricted under Rule 144 of the 1933
      Act.

/2/   Represents Shares underlying Private Placement Warrants.

/3/ Legal counsel to the Company. Horwitz & Beam, Inc. acquired the securities in the Private Placement as an investor on April 24, 1997 pursuant to a subscription agreement and the payment of $5,000.

/4/ Noreen Khan is the mother of Tariq Khan, who is the Managing Director of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."

/5/ Abdul Khan is the father of Tariq Khan, who is the Managing Director of Manhattan West, Inc. Manhattan West, Inc. has a Consulting Agreement with the Company. See "Certain Transactions."



     On February 4, 1998, at the request of two investors, the Company agreed to return the purchase price of the securities in exchange for the return to the Company and cancellation of the securities, the following investments in the Private Placement:


                                     Securities Purchased   Purchase Price Paid
     Name of Investor                   to be cancelled        to be refunded
     ----------------                --------------------   -------------------
     Frederick T. Hull, individual       20,000 Shares            $10,000
     Trinalta Group, LLC                 20,000 Shares            $10,000


     On February 20, 1998, the Company agreed to return the purchase price of 47,500 Private Placement Warrants purchased by Manhattan West, Inc, in exchange for the return and cancellation of these 47,500 Private Placement Warrants. The NASD had indicated to the Company that these 47,500 Private Placement Warrants could be considered "underwriter's compensation," and, therefore, the Company agreed to cancel these Warrants and return the purchase price. On February 20, 1998, the Company issued an unsecured promissory note in the amount of $4,750 (the purchase price of the Warrants) without interest thereon to Manhattan West, Inc., payable out of the proceeds of this Offering or on February 20, 1999, whichever occurs earlier.


     After deduction of the refund and cancellation of these Securities, the Company sold a total of 524,065 Private Placement Shares and 397,000 Private Placement Warrants.

ITEM 27.  EXHIBITS
--------  --------

 Exhibit
 -------

 1.1     Underwriting Agreement (form)*
 1.2     Agreement Among Underwriters (form)*
 3.1     Articles of Incorporation of Mirage Holdings, Inc., a Nevada corporation dated March 18, 1997*
 3.2     Bylaws of Mirage Holdings, Inc., dated March 18, 1997*
 4.1     Lock-Up Agreement (form)*
 4.2     Specimen of Common Stock Certificate of Mirage Holdings, Inc.*
 5       Opinion of Horwitz & Beam*
 10.1    Employment Agreement, dated July 1, 1996, between Mirage Collection, Inc., and Saima Khan*
 10.2    Lease Agreement, dated August 1, 1995*
 10.3    Lease Agreement, dated September 19, 1996*
 10.4    Lease Agreement, dated March 12, 1997*
 10.5    Company Stock Option Plan, dated April 1, 1997*
 10.6    Employment Agreement, dated May 15, 1997 between Mirage Holdings, Inc.
         and Najeeb U. Ghauri*
 10.7    Employment Agreement, dated May 15, 1997 between Mirage Holdings, Inc.
         and Gill Champion*
 10.8    Consulting Agreement, dated February 13, 1997, between Mirage Holdings,
         Inc. and Manhattan West, Inc.*
 10.9    Unsecured Promissory Note, dated February 26, 1997, between Mirage
         Collection, Inc. and Manhattan West, Inc.*
 10.10   Agreement of Purchase and Sale of Stock, dated March 30, 1997, between
         Mirage Holdings, Inc. and Network Solutions (PVT), Ltd.*
 10.11   Amendment to Consulting Agreement between Mirage Holdings, Inc.
         and Manhattan West, Inc., dated February 11, 1998*
 10.12   Buy back Agreement between Mirage Holdings, Inc. and Manhattan West Inc., dated February 20, 1998*
 23.1    Consent of Horwitz & Beam (included in their opinion set forth in Exhibit
         5 hereto)*
 23.2    Consent of Hoffski & Pisano, P.C.
 23.3    Consent of Stonefield Josephson, Inc., Certified Public Accountants
 23.4    Consent of Amin, Mudassar & Co., Chartered Accountants
 24      Power of Attorney (see signature page)

____________
*   Previously Filed

ITEM 28.       UNDERTAKINGS
--------       ------------

 The undersigned registrant hereby undertakes to:

  (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (2) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

 (i)   Include any prospectus required by section 10(a)(3) of the Securities
       Act;
 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and
 (iii) Include any additional or changed material information on the plan of distribution.

  For determining liability under the Securities, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on April 20, 1998.

                         MIRAGE HOLDINGS, INC.



                         BY:                       *
                             ---------------------------------------------------
                              NAJEEB U. GHAURI, PRESIDENT



                               POWER OF ATTORNEY

  Each person whose signature appears appoints Najeeb U. Ghauri and Gill Champion, in the alternative, as his agents and attorneys-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.




 Signature                         Title                                                       Date
 ---------                         -----                                                       ----

          *
-----------------------            President, Secretary, Director                              April 20, 1998
Najeeb U. Ghauri

          *
-----------------------            Vice President, Chief Financial Officer, Director           April 20, 1998
Gill Champion

          *
-----------------------            Director                                                    April 20, 1998
Irfan Mustafa

*By:    /s/ Najeeb U. Ghauri
       -------------------------------------
       Najeeb U. Ghauri
       Attorney in Fact